                                                                    EXHIBIT 4.6



                           REVOLVING CREDIT AGREEMENT

                          DATED as of August 11, 1995

                                     among

                               ZALE CORPORATION,

                              ZALE DELAWARE, INC.,

                    the LENDERS listed on Schedule 1 hereto,

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON,

                           as Agent for such Lenders

                               TABLE OF CONTENTS


1.  DEFINITIONS AND RULES OF INTERPRETATION..............................................    1
         1.1.  Definitions...............................................................    1
         1.2.  Rules of Interpretation...................................................    22
2.  THE REVOLVING CREDIT FACILITY........................................................    23
         2.1.  Commitment to Lend........................................................    23
         2.2.  Commitment Fee............................................................    23
         2.3.  Reduction of Total Commitment.............................................    24
         2.4.  The Notes.................................................................    24
         2.5.  Interest on Loans.........................................................    25
         2.6.  Requests for Loans........................................................    25
         2.7.  Conversion Options........................................................    26
                  2.7.1.  Conversion to Different Type of Loan...........................    26
                  2.7.2.  Continuation of Type of Loan...................................    26
                  2.7.3.  Eurodollar Rate Loans..........................................    27
         2.8.  Funds for Loans...........................................................    27
                  2.8.1.  Funding Procedures.............................................    27
                  2.8.2.  Advances by Agent..............................................    27
         2.9.  Settlements; Failure to Make Funds Available..............................    28
         2.10. Change in Borrowing Base..................................................    29
3.  REPAYMENT OF THE LOANS...............................................................    29
         3.1.  Maturity..................................................................    29
         3.2.  Mandatory Repayments of Loans.............................................    30
         3.3.  Optional Repayments of Loans..............................................    30
4.  LETTERS OF CREDIT....................................................................    30
         4.1.  Letter of Credit Commitments..............................................    31
                  4.1.1.  Commitment to Issue Letters of Credit..........................    31
                  4.1.2.  Letter of Credit Applications..................................    31
                  4.1.3.  Terms of Letters of Credit.....................................    31
                  4.1.4.  Reimbursement Obligations of Lenders...........................    31
                  4.1.5.  Participations of Lenders......................................    32
         4.2.  Reimbursement Obligation of the Borrowers.................................    32
         4.3.  Letter of Credit Payments.................................................    33
         4.4.  Obligations Absolute......................................................    33
         4.5.  Reliance by Issuer........................................................    34
         4.6.  Letter of Credit Fees.....................................................    34
         4.7.  Cash Collateral for Letters of Credit.....................................    34
5.  CERTAIN GENERAL PROVISIONS...........................................................    35
         5.1.  Fee Letters...............................................................    35
         5.2.  Agent's Fee...............................................................    35
         5.3.  Funds for Payments........................................................    35
                  5.3.1.  Payments to Agent..............................................    35

                  5.3.2.  No Offset, etc.................................................    35
                  5.3.3.  Foreign Lenders................................................    37
                  5.3.4.  Applicable Lending Office......................................    38
         5.4.  Computations..............................................................    38
         5.5.  Inability to Determine Eurodollar Rate....................................    38
         5.6.  Illegality................................................................    39
         5.7.  Additional Costs, etc.....................................................    39
         5.8.  Capital Adequacy..........................................................    41
         5.9.  Certificate...............................................................    42
         5.10.  Indemnity................................................................    42
         5.11.  Interest After Default...................................................    42
         5.12.  Interest Limitation......................................................    42
         5.13.  Performance Adjustments..................................................    43
         5.14.  Concerning Joint and Several Liability of the Borrowers..................    44
6.  COLLATERAL SECURITY..................................................................    48
         6.1.  Security of Borrowers.....................................................    48
         6.2.  ZFT Receivables...........................................................    48
         6.3.  Releases of Security......................................................    49
7.  REPRESENTATIONS AND WARRANTIES.......................................................    50
         7.1.  Corporate Authority.......................................................    50
                  7.1.1.  Incorporation; Good Standing...................................    50
                  7.1.2.  Authorization..................................................    51
                  7.1.3.  Enforceability.................................................    51
         7.2.  Governmental Approvals....................................................    51
         7.3.  Title to Properties; Leases...............................................    51
         7.4.  Financial Statements and Projections......................................    52
                  7.4.1.  Financial Statements...........................................    52
                  7.4.2.  Projections....................................................    52
         7.5.  No Material Changes, etc..................................................    52
         7.6.  Franchises, Patents, Copyrights, etc......................................    53
         7.7.  Litigation................................................................    53
         7.8.  No Materially Adverse Contracts, etc......................................    53
         7.9.  Compliance with Other Instruments, Laws, etc..............................    53
         7.10.  Tax Status...............................................................    54
         7.11.  No Event of Default......................................................    54
         7.12.  Holding Company and Investment Company Acts..............................    54
         7.13.  Absence of Financing Statements, etc.....................................    54
         7.14.  Perfection of Security Interest..........................................    54
         7.15.  Certain Transactions.....................................................    55
         7.16.  Employee Benefit Plans...................................................    55
                  7.16.1.  In General....................................................    55
                  7.16.2.  Terminability of Welfare Plans................................    55
                  7.16.3.  Guaranteed Pension Plans......................................    56
                  7.16.4.  Multiemployer Plans...........................................    56

         7.17.  Regulations U and X......................................................    56
         7.18.  Environmental Compliance.................................................    57
         7.19.  Subsidiaries, etc........................................................    59
         7.20.  Bank Accounts............................................................    59
         7.21.  Asset Locations..........................................................    59
8.  AFFIRMATIVE COVENANTS OF THE BORROWERS...............................................    59
         8.1.  Punctual Payment..........................................................    59
         8.2.  Maintenance of Office.....................................................    59
         8.3.  Records and Accounts......................................................    60
         8.4.  Financial Statements, Certificates and Information........................    60
         8.5.  Notices...................................................................    62
                  8.5.1.  Defaults.......................................................    62
                  8.5.2.  Environmental Events...........................................    62
                  8.5.3.  Notification of Claims against Collateral......................    63
                  8.5.4.  Notice of Litigation and Judgments.............................    63
                  8.5.5.  Permitted Inventory Locations..................................    64
         8.6.  Corporate Existence; Maintenance of Properties............................    64
         8.7.  Insurance.................................................................    64
                  8.7.1.  Insurance......................................................    64
                  8.7.2.  Evidence of Insurance..........................................    65
         8.8.  Taxes.....................................................................    65
         8.9.  Inspection of Properties and Books, etc...................................    65
                  8.9.1.  General........................................................    65
                  8.9.2.  Collateral Reports.............................................    66
                  8.9.3.  Communications with Accountants................................    66
         8.10.  Compliance with Laws, Contracts, Licenses, and Permits...................    66
         8.11.  Employee Benefit Plans...................................................    67
         8.12.  Use of Proceeds..........................................................    67
         8.13.  Bank Accounts............................................................    67
         8.14.  Inventory Restrictions...................................................    69
         8.15.  Further Assurances.......................................................    69
         8.16.  Cleandown................................................................    69
9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS..........................................    69
         9.1.  Restrictions on Indebtedness..............................................    69
         9.2.  Restrictions on Liens.....................................................    72
         9.3.  Restrictions on Investments...............................................    75
         9.4.  Distributions.............................................................    77
         9.5.  Merger, Consolidation and Disposition of Assets...........................    78
                  9.5.1.  Mergers and Acquisitions.......................................    78
                  9.5.2.  Disposition of Assets..........................................    78
         9.6.  Sale and Leaseback........................................................    79
         9.7.  Compliance with Environmental Laws........................................    79
         9.8.  Employee Benefit Plans....................................................    79
         9.9.  Bank Accounts.............................................................    80

         9.10.  Transactions with Affiliates.............................................    80
         9.11.  Receivables Securitization Facility Documents............................    81
         9.12.  Zale Puerto Rico; JFS....................................................    81
         9.13.  Negative Pledges.........................................................    82
         9.14.  Indenture................................................................    82
10.  FINANCIAL COVENANTS OF THE BORROWERS................................................    82
         10.1.  Consolidated EBITDA......................................................    82
         10.2.  Consolidated Funded Debt to Consolidated Adjusted EBITDA.................    82
         10.3.  Debt Service.............................................................    83
         10.4.  Consolidated Tangible Net Worth..........................................    83
         10.5.  Consolidated Capital Expenditures........................................    84
         10.6.  Receivables Advance Rate under Receivables Purchase Agreement............    84
11.  CLOSING CONDITIONS..................................................................    84
         11.1.  Loan Documents...........................................................    84
         11.2.  Certified Copies of Charter Documents and Other Documents................    84
         11.3.  Corporate Action.........................................................    85
         11.4.  Incumbency Certificate...................................................    85
         11.5.  Validity of Liens........................................................    85
         11.6.  Perfection Certificates; UCC Search Results; Form of Other
         Financing Statements............................................................    85
         11.7.  Certificates of Insurance................................................    85
         11.8.  Bank Agency Agreements...................................................    86
         11.9.  Borrowing Base Report....................................................    86
         11.10.  Receivables Purchase Report.............................................    86
         11.11.  Opinion of Counsel......................................................    86
         11.12.  Payment of Fees.........................................................    86
         11.13.  Financial Statements, Etc...............................................    86
         11.14.  Receivables Securitization Facility Documents;..........................    86
         11.15.  Materially Adverse Changes..............................................    87
         11.16.  Payoff and Termination of Prior Credit Agreement........................    87
         11.17.  Proceedings and Documents...............................................    87
         11.18.  Further Assurances......................................................    87
12.  CONDITIONS TO ALL BORROWINGS........................................................    87
         12.1.  Representations True; No Event of Default................................    88
         12.2.  No Legal Impediment......................................................    88
         12.3.  Governmental Regulation..................................................    88
         12.4.  Borrowing Base Report....................................................    88
         12.5.  Payment of Fees..........................................................    88
13.  EVENTS OF DEFAULT; ACCELERATION; ETC................................................    88
         13.1.  Events of Default and Acceleration.......................................    88
         13.2.  Termination of Commitments...............................................    93
         13.3.  Remedies.................................................................    93
         13.4.  Cash Collateral to Secure Outstanding Letters of Credit..................    93

         13.5.  Repayments of Loans and Distribution of Collateral Proceeds After
         Event of Default................................................................    94
14.  SETOFF..............................................................................    95
15.  THE AGENT...........................................................................    95
         15.1.  Authorization............................................................    95
         15.2.  Employees and Agents.....................................................    96
         15.3.  No Liability.............................................................    96
         15.4.  No Representations.......................................................    96
         15.5.  Payments.................................................................    97
                  15.5.1.  Payments to Agent.............................................    97
                  15.5.2.  Distribution by Agent.........................................    97
                  15.5.3.  Delinquent Lenders............................................    97
         15.6.  Holders of Notes.........................................................    98
         15.7.  Indemnity................................................................    98
         15.8.  Agent as Lender..........................................................    98
         15.9.  Resignation; Removal.....................................................    99
         15.10.  Notification of Defaults and Events of Default..........................    99
         15.11.  Duties in the Case of Enforcement.......................................    99
16.  EXPENSES............................................................................    100
17.  INDEMNIFICATION.....................................................................    101
18.  SURVIVAL OF COVENANTS, ETC..........................................................    102
19.  ASSIGNMENT AND PARTICIPATION........................................................    102
         19.1.  Conditions to Assignment by Lenders......................................    102
         19.2.  Certain Representations and Warranties; Limitations; Covenants...........    103
         19.3.  Register.................................................................    104
         19.4.  New Notes................................................................    105
         19.5.  Participations...........................................................    105
         19.6.  Confidentiality..........................................................    105
         19.7.  Assignee or Participant Affiliated with the Borrowers....................    106
         19.8.  Miscellaneous Assignment Provisions......................................    106
         19.9.  Assignment by Borrowers..................................................    107
         19.10.  Additional Commitment Amounts.  (a).....................................    107
20.  NOTICES, ETC........................................................................    108
21.  GOVERNING LAW.......................................................................    109
22.  HEADINGS............................................................................    109
23.  COUNTERPARTS........................................................................    109
24.  ENTIRE AGREEMENT, ETC...............................................................    110
25.  WAIVER OF JURY TRIAL................................................................    110
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC..................................................    110
27.  SEVERABILITY........................................................................    111

                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT is made as of August 11, 1995 by and among ZALE CORPORATION, a Delaware corporation having its principal place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 ("Zale"), ZALE DELAWARE, INC., a Delaware corporation having its principal place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 ("Zale Delaware" and together with Zale, the "Borrowers"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association, and the other lending institutions listed on Schedule 1 and THE FIRST NATIONAL BANK OF BOSTON as agent for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Acceleration.  See Section 13.1.

         Additional Commitment Amount.  See Section 19.10.

         Advance Rate Percentage.  Forty-five percent (45%).

         Affiliate. Any Person directly or indirectly controlling, controlled by or under direct or indirect common control with Zale (or another specified Person) and shall include (a) any Person who is an officer, director or beneficial holder of at least ten percent (10%) of the outstanding capital stock of Zale (or another specified Person) and the mother, father, spouse or child ("Family Members") of any such officer, director or holder, (b) any Person of which Zale (or another specified Person) or an Affiliate (as defined in clause
(a) above) of Zale (or another specified Person) shall, directly or indirectly beneficially own at least ten percent (10%) of the outstanding equity securities or constitute at least a ten percent (10%) equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person.

         Agent. The First National Bank of Boston acting as agent for the Lenders.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location in the Boston Massachusetts area as the Agent may designate from time to time.

         Agent's Special Counsel. Bingham, Dana & Gould or such other counsel as may be approved by the Agent.

         Amortization Commencement Date. As defined in the Receivables Securitization Facility Documents as in effect on the Closing Date or as such term is defined in any replacement, successor or additional Receivables Securitization Facility Document.

         Applicable Lending Office. With respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

         Assignment and Acceptance.  See Section 19.1.

         Balance Sheet Date.  March 31, 1994.

         Bankruptcy Court. The United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

         Base Rate. The higher of (i) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Applicable Margin. At all times from the Closing through the first Performance Adjustment Date, 0.75%, and thereafter, the percentage determined by reference to the provisions of Section 5.13.

         Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

         Borrower(s).  As defined in the preamble hereto.

         Borrowing Base. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Lenders and the Agent pursuant to Section 8.4, which is equal to:

         I.       at any time prior to the Collateral Release Date:

                  (a)  the Advance Rate Percentage of the result of:

                           (i) Eligible Inventory minus the Generic SKU Reserve; minus

                           (ii) (A)(1) Eligible Inventory minus (2) the Generic
                  SKU Reserve multiplied by (B) the Inventory Shrink Reserve Percentage calculated with respect to ongoing operations;

                  minus

                  (b) all amounts received by the Borrowers on account of Eligible Inventory which has been sold under any installment sale or "lay away" plan (other than pursuant to the Borrowers' proprietary credit cards); minus

                  (c) $1,000,000 representing a reserve for landlord liens as such amount may by adjusted by the Agent based upon its reasonable determination.

         II. after the Collateral Release Date, the Advance Rate Percentage of the aggregate book value of finished goods and inventory (excluding any reduction resulting from the Borrowers' general valuation reserves) owned by the Borrowers and the Designated Subsidiaries (determined in accordance with generally accepted accounting principles at the lesser of cost or fair market value on a first-in-first-out basis).

         For purposes of this Credit Agreement and the other Loan Documents, the Agent may assume, subject to adjustment based upon the provisions of this Credit Agreement, that the Borrowing Base in effect on any given date is the Borrowing Base as indicated on the most recent Borrowing Base Report delivered on a timely basis to the Lenders and the Agent in accordance with the provisions of Section
8.4 hereof.

         Borrowing Base Report. A Borrowing Base Report signed by a Financial Officer of each of the Borrowers and in substantially the form of Exhibit A hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, Dallas, Texas, Philadelphia, Pennsylvania and New York, New York are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Cash Collateral Agreement.  See Section 4.7.

         CERCLA.  See Section 7.18.

         Closing Date.  The first date on which the conditions set forth in
Section 11 have been satisfied.

         Code.  The Internal Revenue Code of 1986, as amended.

         Collateral. All of the property, rights and interests of the Borrowers and the Designated Subsidiaries that are or are intended to be subject to the security interests created by the Security Documents.

         Collateral Agency Agreement. The Collateral Agency Agreement dated as of July 30, 1993, among the Collateral Agent, the Agent, the Trustee, and the Borrowers, as the same has been or may be amended, restated or otherwise modified and in effect from time to time.

         Collateral Agent. FNBB, in its capacity as collateral agent for the benefit of (a) (i) the Lenders and the Agent, and (ii) the holders of Debentures and the Trustee, under and with respect to any of the Security Documents other than the Lender Security Agreement, and (b) the Agent, and the Lenders under and with respect to the Lender Security Agreement.

         Collateral Release Date.  See Section 6.3.

         Commitment. With respect to each Lender, (a) the amount set forth on
Schedule 1 hereto as the amount of such Lender's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time in accordance with the provisions of this Credit Agreement; or if such commitment is terminated pursuant to the provisions hereof, zero, or, (b) if such Lender has entered into one or more Assignment and Acceptances, or if such Lender has become a party to this Credit Agreement pursuant to Section 19.10 or has increased its Commitment pursuant to such Section 19.10, then the amount set forth for such Lender in the Register maintained by the Agent as the amount of such Lender's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Fee Rate. At all times from the Closing through the first Performance Adjustment Date, 0.375%, and thereafter, the percentage determined by reference to the provisions of Section 5.13.

         Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1, as the same may be amended from time to time as set forth in the Register maintained by the Agent, as such Lender's percentage of the aggregate Commitments of all of the Lenders.

         Concentration Account Agreement. The Second Amended and Restated Concentration Account Agreement, dated or to be dated on or prior to the Closing Date, among CoreStates Bank, N.A., the Borrowers, the Receivables Purchase Agent, and the Agent, or any other concentration account agreement in form and substance reasonably satisfactory to the Agent, entered into by the Borrowers, the Receivables Purchase Agent, the Agent and a depository institution reasonably satisfactory to the Agent.

         Confirmation Order. The order, entered on May 20, 1993, pursuant to which the Bankruptcy Court confirmed the Consolidated Plan of Reorganization of Zale Corporation and Its Affiliated Debtors dated March 24, 1993, as subsequently modified by order, entered May 19, 1993, and confirmed by order, entered May 20, 1993, as further amended by two (2) orders, entered July 27, 1993.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of Zale and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Adjusted EBITDA. Consolidated EBITDA for any period, but excluding the "net credit income" (consisting of income from proprietary credit cards net of all expenses associated with the management of such proprietary credit cards (which expenses shall exclude the bad debt reserve provision) of Zale and its Subsidiaries, as determined in a manner consistent with that used for the audited consolidated statement of income for the fiscal year ended as of the Balance Sheet Date.

         Consolidated Capital Expenditures. Amounts paid or indebtedness incurred by Zale or any of its Subsidiaries in connection with the purchase or lease by Zale or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles, but excluding, to the extent otherwise applicable, the Master Equipment Lease Number 03725, dated as of December 6, 1989, between Zale and AT&T Credit Corporation, as amended and/or supplemented, as of December 6, 1989, July 1, 1990, and February 1, 1993, and as in effect as of July 30, 1993.

         Consolidated Capitalized Leases. Leases under which Zale or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         Consolidated EBITDA. Consolidated Net Income for any period in accordance with generally accepted accounting principles plus (a) without duplication, the sum of the following expenses of Zale and its Subsidiaries for such period, in each case to the extent included in determining said Consolidated Net Income, and, in each case without duplication, (i) depreciation expenses, (ii) amortization expense, (iii) interest expense, (iv) total federal, state and local income tax expense, and (v) charges during such period relating to the valuation of inventory by the application of the LIFO (last in/first out) method of inventory valuation less (b) without duplication, the sum of (i) amortization of fresh start credit, (ii) income earned during such period relating to the valuation of inventory by the application of the LIFO method of inventory valuation, (iii) interest income, and (iv) total federal, state and local income tax benefits provided during such period.

         Consolidated Funded Debt. As at any date of determination, an amount (without duplication) equal to the aggregate amount of all Indebtedness relating to the borrowing of money of Zale and its Subsidiaries, on a consolidated basis, whether absolute or contingent, including, to the extent not included in such Indebtedness, all Consolidated Capitalized Leases and all Indebtedness guaranteed by any of Zale or its Subsidiaries, but excluding, to the extent otherwise included in such Indebtedness, all Indebtedness incurred in respect of the Receivables Securitization Facility Documents.

         Consolidated Net Income. The consolidated net income (or loss) of Zale and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary items of income or loss.

         Consolidated Rental Obligations. All present or future obligations of Zale or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to Zale or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (b) obligations of Zale or such Subsidiary in respect of Consolidated Capitalized Leases.

         Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of Zale and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of Zale or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

                  (c) all amounts representing the deferred fresh start credit as of the date of determination.

         Consolidated Total Assets. All assets of Zale and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Debt Service. With respect to any period, an amount equal to the sum of all payments on Indebtedness that were required to be paid or accrued during such period (including interest but excluding any amounts accrued during a prior period) pursuant to any agreement or instrument to which Zale or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Consolidated Capitalized Leases. Demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding; provided, however, that the promissory note from Zale to the corporate general partner of the Litigation Entity in the original principal amount of $500,000 shall be deemed to be due in the fiscal period during which demand is made.

         Consolidated Total Liabilities. All liabilities of Zale and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, including without duplication, all liabilities of Zale and its Subsidiaries, whether or not so classified, under the Receivables Securitization Facility Documents; provided, however, that any deferred fresh start credit as of the date of determination shall not be considered to be a liability.

         Conversion Request. A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with Section 2.7.

         Corporate Depository Accounts.  See Section 8.13(a).

         Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Debenture Debt.  As defined in the Collateral Agency Agreement.

         Debentures. The 11% Second Priority Senior Secured Notes Due 2000 previously issued by Zale Delaware pursuant to the Indenture.

         Default.  See Section 13.1.

         Delinquent Lender.  See Section 15.5.3.

         Designated Subsidiaries.  Zale Puerto Rico, Dobbins and JFS.

         Director Indemnity Agreement. Those Indemnification Agreements dated as of July 21, 1993, between Zale and/or Zale Delaware and their directors, as in effect on July 30, 1993, and renewals or extensions thereof and similar agreements entered into by the Borrowers with other directors from time to time in substantially similar form.

         Disclosure Statement. The Disclosure Statement of Zale and of its affiliated debtors, dated March 24, 1993, as filed with the Bankruptcy Court and as amended through the conclusion of the hearing which resulted in the entry of the Confirmation Order.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of Zale (or other specified Person), other than dividends payable solely in shares of common stock of Zale (or other specified Person); the purchase, redemption, or other retirement of any shares of any class of capital stock of Zale (or other specified Person), directly or indirectly through a Subsidiary of Zale (or other specified Person) or otherwise; the return of capital by Zale (or other specified Person) to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of Zale (or other specified Person).

         Dobbins.  Dobbins Jewelers, Inc., a Guam corporation.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Loan (other than pursuant to Section 2.6(b)) is made or is to be made, and the date on which any Loan is converted or continued in accordance with Section 2.7.

         Effective Date.  As defined in the Plan.

         Eligible Assignee. Any of the following which has an office or branch located in the United States of America: (a) a commercial bank or commercial finance company organized under the laws of the United States, or any state thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person which other Person is not a competitor of the Borrowers and the Designated Subsidiaries, or any of them, in each case approved by the Agent, such approval not to be unreasonably withheld or delayed.

         Eligible Inventory. With respect to the Borrowers and the Designated Subsidiaries, the aggregate book value of finished goods and inventory owned by the Borrowers and the Designated Subsidiaries (determined in accordance with generally accepted accounting principles at the lesser of cost or fair market value on a first-in-first-out basis but excluding any reduction resulting from the Borrowers' general valuation reserves); provided that Eligible Inventory shall not include any inventory (a) held on consignment, or not otherwise owned by the Borrowers or the Designated Subsidiaries, or of a type no longer sold by the Borrowers or the Designated Subsidiaries, (b) which is damaged, refurbished, not first quality saleable or subject to any legal encumbrance other than Permitted Liens securing obligations which, together with such legal encumbrance, are expressly subordinate as to liens and in right of payment to the Obligations and are subject to an intercreditor arrangement entered into by, and acceptable to, the Agent, (c) which is not in the possession of the Borrowers or the Designated Subsidiaries unless the Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Agent, (d) as to which appropriate Uniform Commercial Code financing statements or other applicable documents showing the Borrowers or the Designated Subsidiaries as debtor and the Collateral Agent as secured party have not been filed or continued in the proper filing office or offices in a manner and form sufficient to perfect the Collateral Agent's first priority (other than as to statutory landlord's liens) security interest therein, (e) which has been shipped to a customer of any of the Borrowers or the Designated Subsidiaries regardless of whether such shipment is on a consignment basis, (f) which is not located at a Permitted Inventory Location within the United States of America, Puerto Rico or Guam, or (g) which has been segregated and is no longer offered for sale by the Borrowers or the Designated Subsidiaries to be returned to the applicable vendor for credit.

         Employee Benefit and Compensation Accounts.  See Section 9.9.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by either of the Borrowers or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws.  See Section 7.18(a).

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Affiliate. Any Person which is treated as a single employer with either of the Borrowers under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Applicable Margin. At all times from the Closing through the first Performance Adjustment Date, 2.00%, and thereafter, the percentage determined by reference to the provisions of Section 5.13.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in such eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate per annum for FNBB (rounded upwards to the nearest 1/16 of one percent) of the rate at which FNBB's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of FNBB to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

       Eurodollar Rate Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

       Event of Default. See Section 13.1.

       Excluded Assignee. Any otherwise Eligible Assignee which at the time of any proposed assignment is:

              (i) subject to any unrescinded finding of any court, agency or supervisory authority of competent jurisdiction, or has made any unrevoked admission in writing, that any of the following conditions exist: (A) such institution's assets are less than its obligations to others, (B) such institution's assets or earnings are substantially dissipated due to violations of law, rules or regulations or to unsafe or unsound practices, (C) such institution is in an unsafe or unsound condition to transact business, (D) such institution has concealed its records or assets or refuses to submit its records or affairs for inspection to an examiner or lawful agent of any agency of supervisory authority of competent jurisdiction, or (E) such institution is insolvent;

              (ii) under or in conservatorship, receivership, trusteeship or similar supervision by a Person appointed by a court, agency or supervisory authority of competent jurisdiction in connection with any insolvency, readjustment of debt, marshalling of assets, bankruptcy, reorganization or similar proceeding of or relating to all, or substantially all, of its property, or for the winding-up or liquidation of its affairs;

              (iii) the subject of proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors;

              (iv) subject to a plan for dissolution authorized or ratified (and not revoked) by a majority vote of its Board of Directors; or

              (v) if such otherwise Eligible Assignee is of a type described in clause (c) of the definition of Eligible Assignee, without a license to conduct banking business from the applicable foreign agency or supervisory authority of competent jurisdiction.

       Excluded Proceeds. Proceeds of consigned inventory (up to the cost thereof to either of the Borrowers or to a Designated Subsidiary), and ZFT Receivables.

       Excluded Subsidiaries. Zale Life Insurance Company, Zale Indemnity Company, Diamond Guaranty Insurance Company, Jewel Re-Insurance, Ltd., Zale Acquisition Corporation, JHC Holding Corporation, Zale Holding Corporation, ZHCL Corp. Zale Employees' Child Care Association, Inc., ZFT, Diamond Funding Corp., Jewel Recovery, Inc. and Jewel Recovery, L.P.

       Fee Letters. See Section 5.1.

       Financial Officer. The chief administrative officer, Executive Vice President-Finance and Administration, chief financial officer, controller or treasurer.

       FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

       FNBB Fee Letter. See Section 5.1.

       FNBB Concentration Accounts. See Section 8.13.

       generally accepted accounting principles. (a) When used in Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board ("FASB") and its predecessors or, to the extent not inconsistent with the principles promulgated by FASB, by the American Institute of Certified Public Accountants ("AICPA") or other nationally recognized organization composed of expert accountants, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of Zale reflected in its financial statements for the period ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that (i) are consistent with the principles promulgated or adopted by FASB and its predecessors or, to the extent not inconsistent with the principles promulgated by FASB, by the AICPA or other nationally recognized organization composed of expert accountants, as in effect from time to time, and (ii) are consistently applied with past financial statements of Zale and its consolidated Subsidiaries adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

       Generic SKU Inventory. Any units of inventory as to which the Borrowers have assigned (or would have assigned using criteria existing as of the date hereof) any "SKU" number starting with the number nine (9).

       Generic SKU Reserve. At any time of determination, a reserve based upon Generic SKU Inventory which shall initially be equal to $6,500,000 and shall be subject to review and reasonable modification by the Agent based upon future examinations of the Borrowers' and the Designated Subsidiaries' Generic SKU Inventory.

       Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by either of the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

       Hazardous Substances. See Section 7.18(b).

       Increasing Lender. See Section 19.10.

       Indebtedness. All monetary and other financial obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, excluding any deferred fresh start credit as of the date of determination, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

       Indenture. The Indenture dated as of July 30, 1993 among the Borrowers and the Trustee, under which the Trustee acts for the holders of the Debentures in the form delivered to the Agent on the date hereof.

       Instrument of Adherence. See Section 19.10.

       Interest Payment Date. (i) As to any Base Rate Loan, the first Business Day of the calendar month following the calendar month which includes the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) three (3) months or less, the last day of such Interest Period and (B) more than three (3) months, the date that is three (3) months from the first day of such Interest Period, and, in addition, the last day of such Interest Period.

       Interest Period. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request
(A) for any Base Rate Loan, the last day of the calendar month; and (B) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

              (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

              (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

              (c) if the Borrowers shall fail to give notice as provided in
       Section 2.7, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

              (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

              (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

       Inventory Shrink Reserve Percentage. At the time of reference thereto, one percent (1.0%) or such other percentage reasonably determined by the Agent from time to time based upon future examinations of the Borrowers and their inventory.

       Investments. All expenditures made and all liabilities incurred (contingent or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

       JFS. Jewelers Financial Services, Inc., a Delaware corporation.

       Joint Collateral Security Agreement. The Joint Collateral Security Agreement dated as of July 30, 1993, among Zale, Zale Delaware and certain of their Subsidiaries and the Collateral Agent, as the same has been or may be from time to time amended, restated or otherwise modified and in effect.

       Lenders. FNBB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes a New Lender or an assignee of any rights and obligations of a Lender pursuant to Section 19.

       Lender Security Agreement. The Amended and Restated Lender Security Agreement, dated or to be dated on or prior to the Closing Date, among the Borrowers and the Collateral Agent, in form and substance satisfactory to the Borrowers, the Lenders, the Collateral Agent and the Agent.

       Letter of Credit. See Section 4.1.1.

       Letter of Credit Application. See Section 4.1.1.

       Letter of Credit Cash Collateral Account. See Section 4.7.

       Letter of Credit Fee. See Section 4.6.

       Letter of Credit Fee Rate. At all times from the Closing through the first Performance Adjustment Date, 1.25%, and thereafter, the percentage determined by reference to the provisions of Section 5.13.

       Letter of Credit Participation. See Section 4.1.4.

       Litigation Entity. As defined in the Plan.

       Loan Documents. This Credit Agreement, the Notes, the Fee Letters, the Letter of Credit Applications, the Letters of Credit and the Security Documents.

       Loan Request. See Section 2.6(a).

       Loans. Revolving credit loans made or to be made by the Lenders to the Borrowers pursuant to Section 2.

       Local Depository Accounts. See Section 8.13.

       Majority Lenders. As of any date, the Lenders holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment. For purposes of this definition, the aggregate principal amount of each Lender shall be determined by assuming that a Settlement has occurred.

       Maturity Date. August 11, 1998.

       Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

       Maximum Rate. See Section 5.12.

       Mortgages. The several mortgages and deeds of trust, dated as of July 30, 1993, from the Borrowers and their Subsidiaries to the Collateral Agent with respect to the fee and leasehold interests of the Borrowers and their Subsidiaries in the Real Estate (other than Zale Delaware's leasehold interest with respect to retail stores).

       Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by either of the Borrowers or any ERISA Affiliate.

       New Lender. See Section 19.10.

       Notes. See Section 2.4.

       Obligations. All indebtedness, obligations and liabilities of either of the Borrowers to any of the Lenders, the Collateral Agent and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

       Operating Accounts. See Section 2.6(b).

       outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

       PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

       Perfection Certificates. The Perfection Certificates as defined in the Lender Security Agreement.

       Performance Adjustment. See Section 5.13.

       Performance Adjustment Date. See Section 5.13.

       Permitted Inventory Locations. The retail stores and distribution centers of Zale Delaware and the Designated Subsidiaries located in the United States of America, Puerto Rico and Guam and listed on Schedule 2 hereto, as well as any location used by Zale Delaware or any Designated Subsidiary for trade shows or similar purposes so long as appropriate Uniform Commercial Code financing statements or other applicable documents showing Zale Delaware or such Designated Subsidiary as debtor and the Collateral Agent as secured party have been filed or continued in the proper filing office or offices in a manner and form sufficient to perfect the Collateral Agent's first priority (other than as to statutory landlord liens) security interest in inventory of Zale Delaware and the Designated Subsidiaries located at such stores, distribution centers and other locations.

       Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2.

       Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

       Plan. The Consolidated Plan of Reorganization of certain affiliates of Zale Delaware attached as Exhibit A to the Disclosure Statement dated March 24, 1993, as amended through the conclusion of the hearing which resulted in the entry of the Confirmation Order, as further amended and/or modified through and including the Effective Date.

       Prior Agents. See Section 11.16.

       Prior Credit Agreement. The Revolving Credit and Gold Consignment Agreement dated as of July 30, 1993 among (a) the Borrowers, (b) FNBB, Rhode Island Hospital Trust National Bank ("RIHT"), ABN AMRO Bank, N.V., New York Branch and Societe Generale, New York Branch, as Co-Agents, (c) FNBB and RIHT, as Administrative Agents, and (d) FNBB and certain other financial institutions party thereto (collectively with FNBB, the "Prior Lenders"), as the same has been amended or modified prior to the date hereof.

       Prior Lenders. As defined in the definition of Prior Credit Agreement.

       Puerto Rican Security Documents. The separate Assignments of Accounts Receivable from each of Zale Delaware and Zale Puerto Rico to the Collateral Agent, the separate Statements of Assignment of Accounts Receivable from each of Zale Delaware and Zale Puerto Rico to the Collateral Agent, the separate Factor's Lien Agreements from each of Zale Delaware and Zale Puerto Rico to the Collateral Agent and the separate Personal Property Mortgages from each of Zale Delaware and Zale Puerto Rico to the Collateral Agent, each dated as of July 30, 1993, as amended or otherwise modified and in effect from time to time.

       Purchase Termination Date. As defined in the Receivables Securitization Facility Documents as in the form delivered to the Agent on the date hereof.

       Rabbi Trust. Any trust established for the satisfaction of obligations of any of Zale or its Subsidiaries for deferred compensation, the terms of which trust will not, at any time, result in such obligations being treated as funded under applicable Department of Labor and Internal Revenue Service guidelines as of the date hereof.

       Real Estate. All real property owned or leased (as lessee or sublessee) by Zale or any of its Subsidiaries.

       Receivables Advance Rate. The Advance Rate as defined in the Receivables Securitization Facility Documents as in the form delivered to the Agent on the date hereof.

       Receivables Purchase Agent. The Indenture Trustee, as defined in the Receivables Securitization Facility Documents as in the form delivered to the Agent on the date hereof.

       Receivables Purchase Agreement. The Purchase and Servicing Agreement dated as of July 1, 1994 among ZFT, Zale Delaware, Diamond Funding Corp., and JFS, and their respective successors and assigns, as the same may be from time to time amended or modified.

       Receivables Purchase Payment Instructions. The written instructions from each of Zale Delaware and Zale (and acknowledged by Zale Puerto Rico and Dobbins) to ZFT, or any subsequent Receivables Securitization Subsidiary, JFS and the Receivables Purchase Agent, in form and substance satisfactory to the Agent, directing that payment of all amounts to which Zale Delaware may be entitled pursuant to the terms of the Receivables Securitization Facility Documents be made directly into the FNBB Concentration Accounts.

       Receivables Purchase Report. See Section 8.4(g).

       Receivables Release Termination Date. The earlier to occur of (a) the Purchase Termination Date and (b) one day following receipt by the Receivables Purchase Agent of notice from the Agent of an Acceleration or the Borrower's failure to pay at the Maturity Date all of the Obligations outstanding.

       Receivables Securitization Facility Documents. (a)(i) The Receivables Purchase Agreement and (ii) the Facilities Documents, as defined therein, as any of the same may be from time to time amended and/or modified; (b) (i) any other agreement or agreements governing Indebtedness incurred by any Receivables Securitization Subsidiary to facilitate the provision of funds for working capital or other general corporate purposes through the sale or pledge of receivables created by Zale, Zale Delaware or their Subsidiaries (or of instruments received in consideration of receivables transferred pursuant to the Receivables Securitization Facility Documents), and (ii) any agreement or agreements governing Indebtedness incurred to refund, refinance, replace, supplement or increase all or any portion of the Indebtedness incurred under clauses (a) or (b)(i).

       Receivables Securitization Subsidiary. Any Subsidiary of Zale, the principal purpose of which is to provide funds for working capital or other general corporate purposes to Zale Delaware and its Subsidiaries through the transfer of receivables created by Zale, Zale Delaware or their Subsidiaries (or of instruments received in consideration of receivables transferred pursuant to the Receivables Securitization Facility Documents).

       Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

       Reference Date. See Section 5.3.2.

       Register. See Section 19.3.

       Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent and the Lenders on account of any drawing under any Letter of Credit as provided in Section 4.2.

       Security Documents. (a) At all times prior to the payment in full in cash of the Debenture Debt, the Joint Collateral Security Agreement, the Lender Security Agreement, the Mortgages, the Trademark Assignments, the Trademark Security Agreement, the Stock Pledge Agreements, the Puerto Rican Security Documents, the Receivables Purchase Payment Instructions and the Concentration Account Agreement, and (b) following the payment in full in cash of the Debenture Debt and prior to the Collateral Release Date, the Lender Security Agreement, the Receivables Purchase Payment Instructions and the Concentration Account Agreement.

       Settlement. The making of, or receiving of payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lender's actual share of the outstanding amount of Loans (after giving effect to any Loan Request) to be equal to such Lender's Commitment Percentage of the outstanding amount of such Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

       Settlement Amount. See Section 2.9(a).

       Settlement Date. (a) the Business Day immediately following the Agent's becoming aware of the existence of an Event of Default, (b) any Business Day on which the amount of Loans outstanding from FNBB plus FNBB's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than FNBB's Commitment Percentage of the Total Commitment, (c) any Business Day on which the amount of Loans outstanding from FNBB plus FNBB's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations exceeds FNBB's Commitment Percentage of the amount of Loans outstanding plus FNBB's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations by more than $10,000,000, (d) the Business Day immediately following written notice given by the Agent to the Lenders of the Agent's desire to effect a Settlement, or (e) any Business Day on which (i) the amount of outstanding Loans decreases and (ii) the amount of the Agent's Loans outstanding equals Zero Dollars ($0).

       Settling Lender. See Section 2.9(a).

       Stock Pledge Agreements. The several Stock Pledge Agreements, dated as of July 30, 1993, between Zale, JHC Holding Corporation or Zale Delaware and the Collateral Agent.

       Store Concentration Accounts. See Section 8.13.

       Subordinated Notes. As defined in the Receivables Securitization Facility Documents as in the form delivered to the Agent on the date hereof.

       Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

       Taxes. See Section 5.3.2.

       Tax Sharing Agreements. The tax sharing agreements set forth on Schedule 3 hereto.

       Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time which as of the Closing Date shall be $150,000,000 and which may be increased from time to time to an amount not to exceed $180,000,000 in accordance with the provisions of Section 19.10.

       Trademark Assignments. The several Trademark Assignments, dated as of July 30, 1993, made by the Borrowers and the Designated Subsidiaries in favor of the Collateral Agent.

       Trademark Security Agreement. The Trademark Collateral Security and Pledge Agreement dated as of July 30, 1993, among the Borrowers and certain of their Subsidiaries and the Collateral Agent, pursuant to which security interests are granted for the benefit of the Lenders and the Agent and the holders of the Debentures and the Trustee.

       Trust Certificates. As defined in the Receivables Securitization Facility Documents as in the form delivered to the Agent on the date hereof.

       Trustee. IBJ Schroder Bank & Trust Company, as trustee under the Indenture, and any successor thereto.

       Trust Interest. As defined in the Receivables Securitization Facility Documents as in the form delivered to the Agent on the date hereof.

       Type. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

       Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

       Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Lenders in accordance with
Section 4.2.

       Vendor Memo Accounts. Deposit accounts of the Borrowers, Zale Puerto Rico and/or Dobbins into which the proceeds of consignment inventory may be deposited following deposit into the FNBB Concentration Accounts.

       Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

       Zale. As defined in the preamble hereto.

       Zale Delaware. As defined in the preamble hereto.

       Zale Puerto Rico. Zale Puerto Rico, Inc., a Puerto Rican corporation.

       ZFT. Zale Funding Trust, a Delaware business trust.

       ZFT Receivables. Any Receivables (as defined in the Receivables Securitization Facility Documents), all monies due or to become due thereon and all collateral security therefor, all proceeds of the foregoing, including Insurance Proceeds (as defined in the Receivables Securitization Facility Documents) relating thereto, all Recoveries (as defined in the Receivables Securitization Facility Documents) and all other interests, rights and assets that have been transferred by either of the Borrowers or any Subsidiary of Zale to ZFT or any other Receivables Securitization Subsidiary pursuant to the Receivables Securitization Facility Documents; provided, however, that "ZFT Receivables" shall not include (a) any account transferred after the occurrence of any Receivables Release Termination Date, or (b) any of Zale's, Zale Delaware's or any other Subsidiary of Zale's rights under the Receivables Securitization Facility Documents; and provided, further, that nothing contained herein or in the Security Documents shall be deemed to constitute a release of or in any way negate the security interest of the Agent, for the benefit of the Lenders, in any accounts, or any proceeds or products thereof, transferred to ZFT following the occurrence of any Receivables Release Termination Date.

       1.2. RULES OF INTERPRETATION.

              (a) Unless otherwise indicated, reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

              (b) The singular includes the plural and the plural includes the singular.

              (c) A reference to any law includes any amendment or modification to such law.

              (d) A reference to any Person includes its permitted successors and permitted assigns.

              (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

              (f) The words "include", "includes" and "including" are not limiting.

              (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

              (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

              (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  2.  THE REVOLVING CREDIT FACILITY.

       2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrowers, or either of them, and the Borrowers, or either of them, may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrowers, or either of them, to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrowers, or either of them, up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment minus such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base. The Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in Section 11 and Section 12, in the case of the initial Loans to be made on the Closing Date, and Section 12, in the case of all other Loans, have been satisfied on the date of such request.

       2.2. COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee calculated at the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment exceeds the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, and on the date of any reduction in the Commitments pursuant to Section 2.3, and with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

       2.3. REDUCTION OF TOTAL COMMITMENT. The Borrowers shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the Total Commitment whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.3, the Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Lenders the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated, provided, that the foregoing shall not restrict the ability of the Borrowers to obtain any Additional Commitment Amount from a New Lender or, as the case may be, an Increasing Lender in accordance with the provisions of
Section 19.10 hereof.

       2.4. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit B hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. A Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below. Each of the Borrowers irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Lender's Note, an appropriate notation on such Lender's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

       2.5. INTEREST ON LOANS. Except as otherwise provided in Section 5.11,

              (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Base Rate Applicable Margin plus the Base Rate.

              (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Eurodollar Applicable Margin plus the Eurodollar Rate determined for such Interest Period.

              (c) The Borrowers jointly and severally promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

       2.6.  REQUESTS FOR LOANS.

              (a) The Borrowers, or either of them, shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Loan requested hereunder (a "Loan Request") no later than (i) 11:30 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and
       (ii) 10:00 a.m. (Boston time) at least three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested,
       (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan and (D) the Type of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrower requesting the Loan to accept the Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $100,000, and each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

              (b) Notwithstanding the notice and minimum amount requirements set forth in Section 2.6(a) but otherwise in accordance with the terms and conditions of this Credit Agreement, the Agent may, in its sole discretion and without conferring with the Lenders, make Loans hereunder
       (i) by entry of credits to Zale Delaware's operating account (No. 551-49011) or other account(s) with the Agent (the "Operating Accounts") to cover checks or other charges which Zale Delaware has drawn or made against such account or (ii) in an amount as otherwise requested by the Borrowers. Each of the Borrowers hereby requests and authorizes the Agent to make from time to time such Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. Each of the Borrowers acknowledges and agrees that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of Sections 11 and 12, in the case of Loans made on the Closing Date, and Section 12, in the case of all Loans, be satisfied. All actions taken by the Agent pursuant to the provisions of this Section 2.6(b) shall be conclusive and binding on the Borrowers absent the Agent's gross negligence or willful misconduct. Loans made pursuant to this Section 2.6(b) shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Agent.

       2.7.  CONVERSION OPTIONS.

              2.7.1. CONVERSION TO DIFFERENT TYPE OF LOAN. The Borrowers may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrowers shall give the Agent, no later than 2:00 p.m. (Boston time) on the proposed date of such conversion, prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall give the Agent, no later than 10:00 a.m. (Boston time) at least three (3) Eurodollar Business Days prior to the proposed date of such conversion, written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion of a Eurodollar Rate Loan to a Base Rate Loan shall be in an aggregate principal amount of at least $100,000, and any partial conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be in an aggregate principal amount of at least $1,000,000 or an integral multiple of $500,000 in excess thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

              2.7.2. CONTINUATION OF TYPE OF LOAN. Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest

       Period with respect thereto by compliance by the Borrowers with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

              2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof. The Borrower may not have more than five (5) Eurodollar Rate Loans outstanding at any time.

       2.8.  FUNDS FOR LOANS.

              2.8.1. FUNDING PROCEDURES. Not later than 1:30 p.m. (Boston time) on the proposed Drawdown Date of any Loan, each of the Lenders will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Agent by the Lenders. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any requested Loans.

              2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Lender on or prior to a Drawdown Date, assume that such Lender has made available to the Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Lender's Commitment Percentage of such Loans, times
       (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Agent by such Lender within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

       2.9.  SETTLEMENTS; FAILURE TO MAKE FUNDS AVAILABLE.

              (a) On each Settlement Date, the Agent shall, not later than 10:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the Lenders and the Borrowers of the respective outstanding amount of Loans made by the Agent on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to Section 2.6(a)(ii)) on such date pursuant to a Loan Request and (ii) to the Lenders of the amount (a "Settlement Amount") that each Lender (the "Settling Lender") shall pay to effect a Settlement of any Loan. A statement of the Agent submitted to the Lenders and the Borrowers with respect to any amounts owing under this Section 2.9 shall be prima facie evidence of the amount due and owing. The Settling Lender shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount. All funds advanced by any Lender as a Settling Lender pursuant to this Section 2.9 shall for all purposes be treated as a Loan made by such Settling Lender to the Borrowers and all funds received by any Lender pursuant to this Section 2.9 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which either of the Borrowers is a debtor prevent a Settling Lender from making any Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such disposition and arrangements with the other Lenders with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Loans.

              (b) The Agent may, unless notified to the contrary by any Lender prior to a Settlement Date, assume that such Lender has made or will make available to the Agent on such Settlement Date the amount of such Lender's Settlement Amount, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Settlement Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by such Agent during each day included in such period, times
       (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to such Agent, and the denominator of which is 360. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender. If such Lender's Settlement Amount is not made available to the Agent by such Lender within three (3) Business Days following such Settlement Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans as of such Settlement Date.

              (c) The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of its Settlement Amount (i) shall not relieve any other Lender from its several obligations hereunder to make available to the Agent the amount of such other Lender's Settlement Amount and (ii) shall not impose upon such other Lender any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

       2.10. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly by the Agent by reference to the Borrowing Base Report delivered to the Lenders and the Agent pursuant to Section 8.4(f).

                      3.  REPAYMENT OF THE LOANS.

       3.1. MATURITY. The Borrowers jointly and severally promise to pay on the Maturity

Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

       3.2. MANDATORY REPAYMENTS OF LOANS. If at any time the sum of the outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (i) the Total Commitment and
(ii) the Borrowing Base, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Lenders, in proportion to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

       3.3. OPTIONAL REPAYMENTS OF LOANS. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time and from time to time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the Agent written notice of any proposed prepayment no later than (i) 2:00 p.m., Boston time, on the date of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and (ii) 10:00 a.m., Boston time, at least three (3) Eurodollar Business Days prior to any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of Base Rate Loans shall be in a minimum amount of $100,000, and each such partial prepayment of Eurodollar Rate Loans shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment. In the absence of instruction by the Borrowers, each such partial prepayment of the Loans shall be applied first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion to the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. Notwithstanding the notice and minimum requirements set forth in this Section 3.3, the Agent may, in its sole discretion, allow the Borrowers to repay Base Rate Loans made by the Agent in amounts as otherwise requested by the Borrowers.

                         4.  LETTERS OF CREDIT.

       4.1. LETTER OF CREDIT COMMITMENTS.

              4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers, or either of them, of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 4.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew from time to time from the date hereof until but not including the then scheduled Maturity Date, for the account of the Borrowers, one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $30,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans outstanding shall not exceed the lesser of (A) the Total Commitment and (B) the Borrowing Base. The letters of credit, if any, issued by the Agent for the account of the Borrowers pursuant to the Prior Agreement and listed on Schedule 4.1.1 hereto, shall, from and after the Closing Date, constitute a Letter of Credit for all purposes of this Credit Agreement. No Letter of Credit shall be issued, extended or renewed with an expiration date occurring after the date which is 180 days following the then scheduled Maturity Date or which provides for drafts which may be paid after the date which is 180 days following the then scheduled Maturity Date.

              4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the reasonable satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

              4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, be denominated in Dollars and shall provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

              4.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 4.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

              4.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrowers' Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to
       Section 4.2.

       4.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Lenders to participate therein, each of the Borrowers hereby jointly and severally agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

              (a) except as otherwise expressly provided in Section 4.2(b) and
       (c), no later than the Business Day following each date that any draft presented under such Letter of Credit is honored by the Agent (or, if later, one day after the Agent has notified the Borrowers of its intention to honor such draft), or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Agent or any Lender in connection with any payment made by the Agent or any Lender under, or with respect to, such Letter of Credit,

              (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Lenders and the Agent as cash collateral for all Reimbursement Obligations, and

              (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Lenders and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 5.11 for overdue principal on the Loans.

       4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Agent as provided in
Section 4.2 on or before the Business Day following the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrowers and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

       4.4. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Lender or any beneficiary of a Letter of Credit. Each of the Borrowers further agrees with the Agent and the Lenders that the Agent and the Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the

Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each of the Borrowers agrees that any action taken or omitted by the Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Lender to the Borrowers.

       4.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 4.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes or of a Letter of Credit Participation.

       4.6. LETTER OF CREDIT FEES. The Borrowers shall pay to the Agent (in each case, a "Letter of Credit Fee") (a) for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commission on the average daily aggregate Maximum Drawing Amount of all Letters of Credit then outstanding at the Letter of Credit Fee Rate per annum payable quarterly in arrears on the first Business Day of each quarter in which any Letters of Credit shall have been or remain outstanding, and on the Maturity Date (including Letter of Credit Fees relating to Letters of Credit expiring after the Maturity
Date), and (b) for the Agent's own account, such customary commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrowers and the Agent shall agree.

       4.7. CASH COLLATERAL FOR LETTERS OF CREDIT. Thirty days prior to the then scheduled Maturity Date, the Borrowers shall, with respect to each Letter of Credit then outstanding and pursuant to a cash collateral agreement (the "Cash Collateral Agreement") in substantially the form of Exhibit D, (a) pay to the Agent in cash for deposit into an interest bearing cash collateral account established with the Agent (the "Letter of Credit Cash Collateral Account") an amount equal to one hundred and two percent (102%) of the Maximum Drawing Amount of such Letter of Credit as of such date, which amount shall be held by the Agent as cash collateral for any Reimbursement Obligations or other obligations incurred with respect to such Letter of Credit, or (b) deliver to the Agent a "back-to-back" letter of credit, in form and substance reasonably satisfactory to the Agent, issued by a financial institution reasonably satisfactory to the Agent and naming the Agent as beneficiary in an amount equal to one hundred and two percent (102%) of the Maximum Drawing Amount of such Letter of Credit as of such date. Any cash sums deposited into the Letter of Credit Cash Collateral Account pursuant to clause
(a) and naming the Agent as beneficiary of this Section 4.7 shall be reduced or released, and any back-to-back letter of credit issued pursuant to clause (b) and naming the Agent as beneficiary of this Section 4.7 shall be reduced in amount or returned, if and to the extent that the Maximum Drawing Amount with respect to the applicable Letter of Credit has been reduced or such Letter of Credit has expired or been cancelled and all Unpaid Reimbursement Obligations and other amounts due or to become due with respect thereto have been paid.

                  5.  CERTAIN GENERAL PROVISIONS.

       5.1. FEE LETTERS. The Borrowers jointly and severally agree to pay (a) all fees in accordance with the terms of the fee letter dated as of August 11, 1995 (the "FNBB Fee Letter"), among the Borrowers and FNBB, and (b) all fees in accordance with the terms of each of the other fee letters entered into separately by each of the other Lenders and the Borrowers on or about the Closing Date (such other fee letters, together with the FNBB Fee Letter, the "Fee Letters").

       5.2. AGENT'S FEE. The Borrowers shall pay to the Agent annually in advance, for the Agent's own account, on the Closing Date and on each anniversary of the Closing Date, the Agent's fee in accordance with the terms of the FNBB Fee Letter.

       5.3. FUNDS FOR PAYMENTS.

              5.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds in Dollars.

              5.3.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding, excluding, (i) in the case of each Lender and the Agent, taxes imposed on its gross or net income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or by any political subdivision thereof or, in the case of each Lender, taxes imposed on its gross or net income, and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office, or any political subdivision thereof and (ii) in the case of each Lender, United States income tax or withholding (a "withholding tax") payable with respect to payments hereunder or under the other Loan Documents under laws (including, without limitation, any statute, treaty, ruling, court decision, determination or regulation) in effect and being applied on the Reference Date (as hereinafter defined); provided, however, that any United States withholding tax payable as a result of any change in such laws occurring after the Reference Date shall not be so excluded; and provided further that if any payment by the Borrowers to the Agent or the Lenders is charged with any United States withholding tax not in effect on the Reference Date or if such withholding tax is increased subsequent to the Reference Date, such withholding tax or increased withholding tax shall not be deemed to result from a change in law within the meaning of the preceding proviso if such payment is effectively connected with a United States trade or business of the recipient subject to United States income taxes thereon (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 5.3.2, the term "Reference Date" shall mean, in the case of each Lender on the Closing Date, the Closing Date and, in the case of each party who subsequently becomes a Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender and, in the case of any Lender that at any time changes its Applicable Lending Office for Base Rate Loans or Eurodollar Rate Loans to a different nation from the nation in which the Applicable Lending Office from which such Loans were made prior to such time is located, the date of such change. If any Taxes shall be required by law to be deducted from any amount payable hereunder or under any other Loan Document, the Borrowers will pay to the Agent for the account of the Lenders, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable such Lenders or the Agent to receive the same net amount which such Lenders or the Agent would have received on such due date had no such deduction been imposed upon the Borrowers; provided, however, that the Borrowers shall not be required to pay any amounts pursuant to the preceding sentence to the Agent with respect to any Lender organized under the laws of a jurisdiction outside of the United States, if such deductions are caused by the failure of such Lender to execute and deliver to the Borrowers any certificates, forms or other documents reasonably requested by the Borrowers, which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrowers in applying for refunds of taxes remitted hereunder or determining amounts payable by the Borrowers under this Section 5.3.2. If the Borrowers have paid any increased amounts to any Lender pursuant to this Section 5.3.2, each Lender agrees that to the extent such Lender receives a refund attributed to the taxes remitted by the Borrowers hereunder, such Lender shall forward such refund to the Borrowers within thirty (30) days after receipt by the Lender. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

              5.3.3. FOREIGN LENDERS. (a) Each Lender that is a party to this Credit Agreement on the date hereof and that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent, within seven (7) Business Days after the Closing Date or, in the case of each Lender which becomes a Lender pursuant to an Assignment and Acceptance, on the date which such Assignment and Acceptance becomes effective, and only if it can do so consistent with the facts, two duly completed copies of United States Internal Revenue Service form 1001 or 4224 (or other applicable form prescribed by the United States Internal Revenue Service), in each case certifying whether such Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes or at reduced withholding rates, as applicable. Each such Lender which so delivers a Form 1001 or 4224 (or other applicable form prescribed by the United States Internal Revenue Service), and any lender that hereafter becomes a party to this Credit Agreement, further undertakes to deliver to each of the Borrowers and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or as soon as practicable after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, in each case certifying whether such Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Unless the Borrowers and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any of the other Loan Documents are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States. If the Borrowers or the Agent have received such forms or other documents satisfactory to the Borrowers and the Agent, the Borrowers or the Agent shall withhold United States withholding taxes from such payments to such Lender only to the extent appropriate.

              (b) Each Lender which is not incorporated under the laws of the United States of America or a state thereof shall deliver to the Borrowers on the Closing Date and prior to the last day of each calendar year thereafter a duly executed Internal Revenue Service Form W-8 or W-9 or other appropriate Internal Revenue Service form, effective for the succeeding calendar year.

              5.3.4. APPLICABLE LENDING OFFICE. Any Lender claiming any additional amounts payable pursuant to this Section 5.3 shall, to the extent it can do so without incurring material additional costs, endeavor (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue.

       5.4. COMPUTATIONS. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 365 day year and paid for the actual number of days elapsed; provided, however, that computations of interest on Eurodollar Rate Loans shall be based on a 360 day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of the outstanding amount of the Loans owing by the Borrowers to the Lenders.

       5.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the Borrowers and the Lenders. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers and the Lenders.

       5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrowers and the other Lenders and thereupon (i) the commitment of such Lender to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. Each of the Borrowers hereby agrees promptly to pay the Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs reasonably incurred by such Lender in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder; provided, however, that the Borrowers shall have no obligation to pay any portion of such costs incurred by the Agent or (as the case may be) such Lender more than sixty (60) days prior to any notice, given by the Agent or (as the case may be) such Lender to the Borrowers, of the incurrence of such costs.

       5.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

              (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, any Letters of Credit, the other Loan Documents, such Lender's

       Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent), or

              (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Agent under this Credit Agreement or any of the other Loan Documents, or

              (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

              (d) impose on any Lender or the Agent any other conditions or requirements with respect to this Credit Agreement, any Letters of Credit, the other Loan Documents, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                     (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit, or

                     (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amounts payable to such Lender or the Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

                     (iii) to require such Lender or the Agent to make any
              payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrowers hereunder, then such Lender or the Agent (as the case may be) shall so notify the Borrowers (which notice shall include a brief statement of the basis for the determination thereof), and, to the extent that the costs of such change are not reflected in the Base Rate, or other amounts charged to the Borrowers hereunder, the Borrowers and such Lender or the Agent shall thereafter attempt to negotiate an adjustment to the compensation payable hereunder which will adequately compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. If the Borrowers and such Lender or the

Agent (as the case may be) are unable to agree to such adjustment within forty-five (45) days following the day on which the Borrowers receive such notice (but not earlier than the effective date of any such change), then commencing on the date of such notice, the amounts payable by the Borrowers hereunder shall increase by an amount which will, in such Lender's or (as the case may be) the Agent's reasonable determination, provide adequate compensation for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. In making any determinations contemplated by this Section 5.7, any Lender or the Agent may make such reasonable estimates, assumptions, allocations and the like as such Lender or the Agent in good faith determines to be appropriate, and such Lender's or the Agent's selection thereof and the determination made by it on the basis thereof, shall be final, binding and conclusive on the Borrowers except, in the case of such determination, for manifest errors in computations or transmission.

       5.8. CAPITAL ADEQUACY. If after the date hereof any Lender or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Lender or the Agent or any corporation controlling such Lender or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Agent's commitment with respect to any Loans to a level below that which such Lender or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Agent to be material, then such Lender or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or in other amounts payable hereunder, the Borrowers agree to pay such Lender or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Agent of a certificate in accordance with Section 5.9 hereof (but not earlier than the effective date of any reduction). Nothing contained in this Section 5.8 shall be deemed to require the Borrowers to pay the amount of any reduction in the return on capital to the extent that the Borrowers have compensated such Lender or the Agent for such reduction by paying additional costs pursuant to Section 5.7; provided, further, that the Borrowers shall have no obligation to pay any portion of the amount of any reduction in the return on capital incurred by such Lender or (as the case may be) the Agent more than sixty (60) days prior to any notice, given by such Lender or (as the case may be) the Agent to the Borrowers, of the incurrence of such reduction in the return on capital.

       5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section Section 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

       5.10. INDEMNITY. The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (i) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section
2.6 or Section 2.7 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

       5.11. INTEREST AFTER DEFAULT. During the continuance of an Event of Default, overdue principal on the Loans, (to the extent permitted by applicable law) interest on the Loans, other overdue amounts payable hereunder, and principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Lenders pursuant to Section 26, bear interest at a rate per annum equal to two percent (2%) above the Base Rate.

       5.12. INTEREST LIMITATION. Notwithstanding any other term of this Credit Agreement, any Note or any other Loan Documents, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by the Lenders, shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest (the "Maximum Rate") which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor the Maximum Rate, and any term of this Credit Agreement, any Note or any other Loan Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph. If, in any month, the effective interest rate on any amounts owing pursuant to this Credit Agreement, the Notes or any of the other Loan Documents, absent the Maximum Rate limitation contained herein, would have exceeded the Maximum Rate, and if in any future month, such effective interest rate would otherwise be less than the Maximum Rate, then the effective interest rate for such month shall be increased to the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that a court of competent jurisdiction shall, notwithstanding the provisions of this Section 5.12, determine that the Lenders have received interest hereunder or under any of the Loan Documents in excess of the Maximum Rate, such excess shall, to the extent permitted by applicable law, be applied first to any interest not in excess of the Maximum Rate then due and not yet paid, then to the outstanding principal of the Loans (without premium or penalty), then to fees and any other unpaid Obligations and thereafter shall be refunded to the Borrowers or as a court of competent jurisdiction may otherwise order. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Credit Agreement is less than the total amount of interest which would have been paid or accrued had the interest not been limited hereby to the Maximum Rate, then the Borrowers shall, to the extent permitted by such applicable federal, state or other law, pay to the Lenders hereunder or under the Notes an amount equal to the excess, if any, of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect with respect to the Obligations hereunder or under the Notes and (ii) the amount of interest which would have accrued had the applicable effective interest rate not been limited hereunder by the Maximum Rate over (b) the amount of interest actually paid or accrued under this Credit Agreement.

       5.13. PERFORMANCE ADJUSTMENTS. Based upon, and following receipt by the Lenders of (a) beginning with the Borrowers' financial statements as hereafter described for the fiscal quarter of the Borrowers ending closest to July 31, 1996, (i) with respect to the first three fiscal quarters of each fiscal year, the Borrowers' quarterly unaudited consolidated financial statements pursuant to
Section 8.4(b) and (ii) with respect to the last fiscal quarter of each fiscal year, the Borrowers' annual audited consolidated financial statements pursuant to Section 8.4(a), and (b) a certificate of the Borrowers setting forth calculations of the financial information set forth below, (the Borrowers also hereby agreeing to provide to the Agent, simultaneously with the delivery of such certificate, telephonic notice of any Performance Adjustments based upon such calculations), the Base Rate Applicable Margin, the Eurodollar Applicable Margin, the Letter of Credit Fee Rate and the Commitment Fee Rate shall be subject to possible adjustment in accordance with the provisions of this paragraph (each such adjustment, a "Performance Adjustment"). Performance Adjustments shall be effective (the date of the effectiveness of any Performance Adjustment, a "Performance Adjustment Date") with respect to adjustments to the Base Rate Applicable Margin, the Eurodollar Applicable Margin, the Letter of Credit Fee Rate and the Commitment Fee Rate, three (3) Business Days following receipt by the Agent of (x) (i) with respect to the first three fiscal quarters of each fiscal year, the Borrowers' quarterly unaudited consolidated financial statements pursuant to Section 8.4(b) and (ii) with respect to the last fiscal quarter of each fiscal year, the Borrowers' annual audited consolidated financial statements pursuant to Section 8.4(a), and (y) a certificate of the Borrowers setting forth calculations of the financial information set forth below (the Borrowers also hereby agreeing to provide to the Agent, simultaneously with the delivery of such certificate, telephonic notice of any Performance Adjustments based upon such calculations). The Base Rate Applicable Margin, the Eurodollar Applicable Margin, the Letter of Credit Fee Rate and the Commitment Fee Rate with respect to any period following any Performance Adjustment Date until the next succeeding Performance Adjustment Date shall be as set forth in the table below on the line furthest down in such table with respect to which the Borrowers shall have equaled or exceeded, for the period of four consecutive fiscal quarters most recently ended, both the minimum amount of Consolidated EBITDA and the minimum ratio of Consolidated EBITDA to Consolidated Total Debt Service, set forth on such line in such table:

                  CONSOLIDATED
                  EBITDA TO
                  CONSOLIDATED      BASE RATE         EURODOLLAR       LETTER OF
CONSOLIDATED      TOTAL DEBT        APPLICABLE        APPLICABLE       CREDIT FEE        COMMITMENT
   EBITDA         SERVICE RATIO       MARGIN            MARGIN            RATE              FEE RATE
------------      -------------     ----------        ----------       ----------        -----------
  $70MM            2.0:1.0            1.00%            2.25%             1.50%            0.50%
  $90MM            3.0:1.0            0.75%            2.00%             1.25%            0.375%
 $100MM            3.5:1.0            0.25%            1.75%             1.00%            0.375%
 $120MM            4.5:1.0            0.00%            1.50%             0.75%            0.250%

       5.14. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

              (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders and the Agent under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations.

              (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 5.14), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

              (c) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such Obligation.

              (d) The Obligations of each of the Borrowers under the provisions of this Section 5.14 constitute the full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or the other Loan Documents or any other circumstance whatsoever as to the other Borrower.

              (e) Except as otherwise expressly provided herein, each Borrower hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Credit Agreement and the Notes, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement or any of the other Loan Documents), or of any demand for any payment under this Credit Agreement, and notice of any action at any time taken or omitted by the Agent or the Lenders under or in respect of any of the Obligations hereunder. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent and the Lenders at any time or times in respect of any default by either Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Agent and the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of either Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Such Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Agent or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without limitation, the failure to protect or preserve any rights which the Agent or any Lender may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower; provided, however, that the foregoing shall in no way be deemed to create commercially unreasonable standards as to the Agent's duties as secured party under the Loan Documents (as such rights and duties are set forth therein). If for any reason either of the Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from either of the Borrowers by reason of such Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Credit Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on the other Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Agent and the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this
       Section 5.14, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 5.14, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 5.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 5.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either Borrower, or any of the Lenders. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, ownership, membership, constitution or place of formation of either Borrower or the Lenders. Each of the Borrowers acknowledges and confirms that it has itself established its own adequate means of obtaining from the other Borrower on a continuing basis all information desired by such Borrower concerning the financial condition of the other Borrower and that each such Borrower will look to the other Borrower and not to the Agent or any Lender in order for such Borrower to keep adequately informed of changes in the other Borrower's financial condition.

              (f) The provisions of this Section 5.14 are made for the benefit of the Lenders and the Agent and their respective successors and assigns, and may be enforced by it or them from time to time against either or both of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders or the Agent or such successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against the other Borrower or to exhaust any remedies available to it or them against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 5.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender or the Agent upon the insolvency, bankruptcy or reorganization of either of the Borrowers, or otherwise, the provisions of this Section 5.14 will forthwith be reinstated in effect, as though such payment had not been made.

              (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against the other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or the Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which either Borrower may have against the other Borrower with respect to any payments to the Lenders or the Agent hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to either Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Borrower therefor.

              (h) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by either Borrower to the other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of the other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent and be paid over to the Agent for the pro rata accounts of the Lenders to be applied to repay the Obligations.

                  6.  COLLATERAL SECURITY.

       6.1. SECURITY OF BORROWERS. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in the following assets, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents:
(a) at all times prior to the payment in full in cash of all of the Debenture Debt, substantially all of the assets of the Borrowers and the Designated Subsidiaries, whether now owned or hereafter acquired, but excluding (i) inventory on consignment from trade vendors and proceeds of such inventory in which such trade vendors have a perfected security interest, up to the cost thereof to such Borrower or such Designated Subsidiary, (ii) subject to the requirements of Section 6.2 below, all ZFT Receivables transferred by such Borrower or such Designated Subsidiary to ZFT pursuant to the Receivables Securitization Facility Documents, and (iii) retail store leases, and (b) at all times following the payment in full in cash of all of the Debenture Debt, (i) all inventory of the Borrowers (but excluding inventory on consignment from trade vendors and proceeds of such inventory in which such trade vendors have a perfected security interest, up to the cost thereof to the Borrowers), (ii) all accounts, including accounts receivable, of the Borrowers (but excluding, subject to the requirements of Section 6.2 below, all ZFT Receivables transferred by the Borrowers to ZFT pursuant to the Receivables Securitization Facility Documents) and (iii) all Indebtedness of the Designated Subsidiaries to the Borrowers. In addition, without in any way limiting the foregoing, the Borrowers may elect to have the Obligations secured, following the payment in full in cash of the Debenture Debt, by first priority (subject only to Permitted Liens entitled to priority under applicable law) perfected security interests in the inventory of Zale Puerto Rico and/or Dobbins pursuant to collateral security arrangements and documents reasonably satisfactory in form and substance to the Agent, including without limitation, such documents which the Agent shall deem necessary or advisable to obtain or perfect such security interests under the laws of Puerto Rico and/or Guam, and the Agent agrees to take all reasonable steps to cooperate with the Borrowers in establishing such collateral security arrangements.

       6.2. ZFT RECEIVABLES. As more fully described in the Security Documents, the Lenders shall have no right, title or interest in or to any ZFT Receivables which, prior to the occurrence of a Receivables Release Termination Date, have been transferred to ZFT or any Receivables Securitization Subsidiary; provided, however, that nothing contained herein or in the Security Documents shall be deemed to constitute a release of or in any way negate the security interest of the Agent, for the benefit of the Lenders, in (a) any rights which the Borrowers may have under the Receivables Securitization Facility Documents, and (b) any accounts, or any proceeds or products thereof, transferred to ZFT following the occurrence of any Receivables Release Termination Date; and provided, further, that the foregoing shall in no way limit the Agent's rights to, and the Agent shall have a security interest in, all proceeds from the sale of ZFT Receivables to ZFT or any other Receivables Securitization

Subsidiary to which the Borrowers are entitled under the Receivables Securitization Facility Documents.

       6.3. RELEASES OF SECURITY.

              (a) Upon the payment in full in cash of the Debenture Debt, so long as no Default or Event of Default shall have occurred and be continuing, the Joint Collateral Security Agreement, the Mortgages, the Trademark Assignments, the Trademark Security Agreement, the Stock Pledge Agreements, and the Puerto Rican Security Documents shall automatically, and without the requirement for any action on the part of any party thereto, terminate and thereafter be of no force or effect whatsoever, and, within thirty (30) days following a request by the Borrowers to the Collateral Agent following the payment in full in cash of the Debenture Debt, so long as no Default or Event of Default shall have occurred and be continuing, the Collateral Agent shall execute and deliver to the Borrowers all such documents, agreements, instruments and releases and take such other and further action as the Borrowers, or either of them, may reasonably request and as are necessary to evidence the full and final release of all liens, claims, charges, security interests, mortgages and encumbrances which the Collateral Agent has in any property of any of the Borrowers or the Designated Subsidiaries other than the property which is intended to constitute security following the payment in full of the Debenture Debt as provided by Section 6.1 hereof and by the Lender Security Agreement, including, without limitation, execution, delivery and filing of partial releases or amendments of Uniform Commercial Code financing statements; redelivery of all certificates representing pledged stock or trust certificates, notes and any other instruments delivered to the Collateral Agent; execution, delivery and filing of the appropriate document or documents to release the security interest under the Trademark Assignments and the Trademark Security Agreement; and execution, delivery and filing of mortgage discharges or other documents sufficient to evidence the release of the Mortgages.

              (b) The Agent, the Collateral Agent and the Lenders hereby agree, so long as no Default or Event of Default shall have occurred and be continuing, to release their security interests in any and all of the agreed upon collateral described in Section 6.1 above within thirty days after the Agent, the Collateral Agent and the Lenders shall have received from the Borrowers evidence reasonably satisfactory to the Agent, the Collateral Agent and the Lenders in all respects (the "Collateral Release Date") of the occurrence of either of the following events:

                     (i) the Borrowers shall have an implied Senior Debt Rating of either BBB-, if rated by Standard & Poor's Corporation, or Baa3, if rated by Moody's Investors Services, Inc.; or

                     (ii) as of two consecutive fiscal quarter ending dates,
              with respect to the respective periods of four consecutive fiscal quarters of Zale and its Subsidiaries ending on such fiscal quarter ending dates, Zale and its Subsidiaries, on a consolidated basis, shall have both (i) Consolidated EBITDA of at least $100,000,000 for each of such two periods of four consecutive fiscal quarters, and (ii) a ratio of Consolidated EBITDA to Consolidated Total Debt Service of at least 3.5 to 1.0 for each of such two periods of four consecutive fiscal quarters.

       Following the occurrence of the Collateral Release Date, within thirty
       (30) days of any request therefor of the Borrowers, or either of them, the Collateral Agent shall execute and deliver to the Borrowers all such documents, agreements, instruments and releases and take such other and further action as the Borrowers, or either of them, may reasonably request and as are necessary to evidence the full and final release of all liens, claims, charges, security interests, mortgages and encumbrances which the Collateral Agent has in any property of any of the Borrowers or the Designated Subsidiaries, including, without limitation, execution, delivery and filing of termination statements with respect to Uniform Commercial Code financing statements.

Notwithstanding the foregoing provisions of this Section 6.3, following any such releases of collateral security pursuant to this Section 6.3, the prohibition on the Borrowers' and the Designated Subsidiaries' ability to grant liens or encumbrances on any of their assets, as set forth more fully in Section 9.2 below, shall continue to apply.

                  7.  REPRESENTATIONS AND WARRANTIES.

       The Borrowers represent and warrant to the Lenders and the Agent as follows:

       7.1. CORPORATE AUTHORITY.

              7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and the Designated Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole.

              7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which either of the Borrowers is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person,
       (ii) have been duly authorized by all necessary corporate proceedings,
       (iii) do not violate or result in any breach or contravention of any provision of law, statute, rule or regulation to which either of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to either of the Borrowers, in each case where such violation, breach or contravention would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries, considered as a whole, or on the ability of either of the Borrowers to perform its obligations hereunder or under any of the other Loan Documents, and (iv) do not violate any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, either of the Borrowers.

              7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which either of the Borrowers is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

       7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrowers of this Credit Agreement and the other Loan Documents to which either of the Borrowers is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

       7.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 7.3 hereto, the Borrowers and the Designated Subsidiaries own all of the assets reflected in the consolidated balance sheet of Zale and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business and other property sold as permitted by Section 9.5.2 hereof since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

       7.4. FINANCIAL STATEMENTS AND PROJECTIONS.

              7.4.1. FINANCIAL STATEMENTS. There have been furnished to each of the Lenders (a) a consolidated balance sheet of Zale and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income and consolidated statement of cash flow of Zale and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen & Co. and (b) an unaudited consolidated balance sheet of Zale and its Subsidiaries as at April 30, 1995, and an unaudited consolidated statement of income and consolidated statement of cash flow of Zale and its Subsidiaries for the period of three fiscal quarters then ended. Such balance sheets, statements of income and statements of cash flow have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Zale and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of such unaudited consolidated balance sheet, unaudited consolidated statement of income and unaudited consolidated statement of cash flow, to year-end adjustments, and except that there are no notes to such financial statements. There are no contingent liabilities of Zale or any of its Subsidiaries as of such dates involving material amounts, known to the officers of either of the Borrowers, which were not disclosed in such balance sheets and the notes related thereto.

              7.4.2. PROJECTIONS. The projections of the annual operating budgets of Zale and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1996 to 1998 fiscal years, copies of which have been delivered to each Lender, have been prepared in good faith, are based upon estimates and assumptions which the Borrowers deem reasonable as of the date hereof, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of Zale and its Subsidiaries of the results of operations and other information projected therein.

       7.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrowers and the Designated Subsidiaries as shown on or reflected in the consolidated balance sheet of Zale and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole. Except as contemplated by the Plan and with respect to the Litigation Entity, since the Balance Sheet Date, none of the Borrowers or the Designated Subsidiaries has made any Distribution other than Distributions permitted by the Prior Credit Agreement or by Section 9.4 hereof.

       7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers and the Designated Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others except where the failure to possess any such franchise, patent, copyright, trademark, trade name, license, permit or right, or where such conflict, would not reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole.

       7.7. LITIGATION. Except as set forth in Schedule 7.7 hereto or as otherwise disclosed in writing by the Borrowers to the Agent and the Lenders, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or the Designated Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, (i) would reasonably be expected to, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers and the Designated Subsidiaries, considered as a whole, or materially impair the right of the Borrowers and the Designated Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or (ii) would reasonably be expected to result in the making of any cash payments by any of the Borrowers or the Designated Subsidiaries or any combination of any of the Borrowers or the Designated Subsidiaries in excess of $1,000,000 in any single case or $5,000,000 in the aggregate, which payment or payments is or are (A) not adequately covered by insurance, (B) not adequately reserved against on the consolidated balance sheet of Zale and its Subsidiaries, or (C) not able to be discharged in any manner other than through the making of a cash payment, or (iii) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

       7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrowers or any Designated Subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers and the Designated Subsidiaries, considered as a whole. None of the Borrowers or any Designated Subsidiary is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the business of the Borrowers and the Designated Subsidiaries considered as a whole.

       7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrowers or any Designated Subsidiary is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would reasonably be expected to materially and adversely affect the financial condition, properties or business of the Borrowers and the Designated Subsidiaries considered as a whole.

       7.10. TAX STATUS. Except as set forth on Schedule 7.10 hereto, each of the Borrowers and the Designated Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, except where the failure to so file would not reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on
Schedule 7.10 hereto, and except for those being contested in good faith by appropriate proceedings for which adequate reserves have been taken, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

       7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

       7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers or any Designated Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

       7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement signed by any of the Borrowers or the Designated Subsidiaries, security agreement, chattel mortgage, real estate mortgage or other document filed or to be filed following the Closing Date or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or the Designated Subsidiaries or any rights relating thereto.

       7.14. PERFECTION OF SECURITY INTEREST. Other than filings, notices or other actions which may be required to perfect the security interests granted by the Security Documents in deposit accounts which are not Store Concentration Accounts, all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary, under applicable law, to establish and perfect the Collateral Agent's security interest in the Collateral. The Collateral and the Collateral Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except, with respect to Collateral consisting of accounts or "layaway inventory", for setoffs, claims, withholdings or other defenses in the ordinary course of the Borrowers' business. The Borrowers and/or the Designated Subsidiaries are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

       7.15. CERTAIN TRANSACTIONS. Except for transactions set forth on Schedule
7.15 hereto and other arm's length transactions pursuant to which any of the Borrowers or the Designated Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Borrower or such Designated Subsidiary could obtain from third parties, none of the officers, directors, or employees of any of the Borrowers or the Designated Subsidiaries is presently a party to any transaction with any of the Borrowers or the Designated Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

       7.16. EMPLOYEE BENEFIT PLANS.

              7.16.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrowers have heretofore delivered to the Agent the most recently completed, prior to the date hereof, annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

              7.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). One of the Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Employee Benefit Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower or such ERISA Affiliate without liability to any Person, except for benefit entitlements which have occurred prior to such termination.

              7.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan to avoid the incurrence of an accumulated funding deficiency or the notice or lien provisions of
       Section 302(f) of ERISA, and each other material contribution required to be made to a Guaranteed Pension Plan, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by either of the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
       Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $1,000,000.

              7.16.4. MULTIEMPLOYER PLANS. Neither the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
       Section 4041A of ERISA.

       7.17. REGULATIONS U AND X. The proceeds of the Loans shall be used to refinance the Borrowers' obligations under the Prior Credit Agreement, for repurchasing certain warrants with respect to the capital stock of Zale as permitted hereby, for working capital and general corporate purposes, and, to the extent necessary, to pay all or a portion of the outstanding amounts due in respect of the Debentures (including prepayment premiums). The Borrowers will obtain Letters of Credit solely for working capital and general corporate purposes. Except with respect to repurchases by Zale of certain warrants with respect to its capital stock as permitted by Section 9.4(b) hereof, no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         7.18.  ENVIRONMENTAL COMPLIANCE.

         The Borrowers have taken all reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                  (a) none of the Borrowers, the Designated Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole;

                  (b) except as set forth on Schedule 7.18 attached hereto or in the financial reports delivered to the Securities and Exchange Commission and also provided to the Agent and the Lenders pursuant to
         Section 8.4 or as otherwise disclosed in writing to the Agent and the Lenders, none of the Borrowers or the Designated Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Borrowers or the Designated Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on Schedule 7.18 attached hereto or in the financial reports delivered to the Securities and Exchange Commission and also provided to the Agent and the Lenders pursuant to
         Section 8.4: (i) no portion of the Real Estate has been used, by either Borrower or any Designated Subsidiary, or, to the Best of the Borrowers' knowledge, any other Person, for the handling, processing, storage or disposal of Hazardous Substances in violation of applicable Environmental Laws which violation would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrowers, the Designated Subsidiaries or operators of any of the Borrowers or the Designated Subsidiaries' properties, no Hazardous Substances have been generated or are being used on the Real Estate in violation of applicable Environmental Laws which violation would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers or the Designated Subsidiaries, which releases would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have, to the extent required by applicable law, been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) Based upon current or currently anticipated use of any Real Estate, none of the Borrowers or the Designated Subsidiaries is required under any applicable environmental law to perform Hazardous Substances site assessments, or to undertake the removal or remediation of Hazardous Substances at the Real Estate, or to give notice to any governmental agency or undertake the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

         7.19. SUBSIDIARIES, ETC. Schedule 7.19 hereto sets forth a true and accurate description of the corporate structure and ownership of Zale and its Subsidiaries. The Subsidiaries set forth on Schedule 7.19 hereto are the only Subsidiaries of Zale and Zale Delaware. Except as set forth on Schedule 7.19 hereto, neither of the Borrowers nor any Subsidiary of either of the Borrowers is engaged in any joint venture or partnership with any other Person.

         7.20.  BANK ACCOUNTS.  Schedule 7.20 sets forth the Store
Concentration Accounts of each of the Borrowers and the Designated Subsidiaries.

         7.21. ASSET LOCATIONS. Schedule 7.21 sets forth all locations other than Permitted Inventory Locations at which assets, including inventory, of each of the Borrowers and the Designated Subsidiaries are located. The aggregate book value as of the Closing Date of all of the assets of Zale Puerto Rico and Dobbins does not exceed $15,000,000.

            8. AFFIRMATIVE COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         8.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay, within any applicable grace periods, or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which either of the Borrowers is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         8.2. MAINTENANCE OF OFFICE. Each of the Borrowers will maintain its chief executive office at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003, or at such other place in the United States of America as the Borrowers shall designate upon 30 days' prior written notice to the Agent, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents to which either of the Borrowers is a party may be given or made.

         8.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (i) keep, and cause each of the Designated Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of the Designated Subsidiaries, and contingencies.

         8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. Each of the Borrowers will deliver to each of the Agent and the Lenders:

                  (a) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of Zale, (i) the consolidated balance sheet of Zale and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and each of such financial statements certified without qualification by Arthur Andersen LLP or by another "big six" accounting firm or by other independent certified public accountants reasonably satisfactory to the Agent, and (ii) the annual 10-K reports of Zale filed with the Securities and Exchange Commission;

                  (b) as soon as practicable, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of Zale, (i) copies of the unaudited consolidated balance sheet of Zale and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income for such quarter and for the portion of Zale's fiscal year then elapsed, and the related consolidated statement of cash flow for the portion of Zale's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, (ii) a certification by such Financial Officer of each of the Borrowers that the information contained in such management financial statements fairly presents the financial position of Zale and its Subsidiaries on the date thereof (subject to year-end adjustments), (iii) a narrative discussion of the operating results of the Borrowers and each of their divisions for the fiscal quarter most recently ended and the year to date, as compared with the comparable period of the previous year, and of the Borrowers' liquidity and capital resources at the end of such period, and (iv) the quarterly 10-Q reports of Zale filed with the Securities and Exchange Commission;

                  (c) as soon as practicable, but in any event within thirty
         (30) days after the end of each fiscal month which is not the last month of a fiscal quarter of Zale, (i) unaudited monthly consolidated balance sheet of Zale and its Subsidiaries as at the end of such fiscal month, the related consolidated statement of income for such fiscal month and for the portion of Zale's fiscal year then elapsed, and the related consolidated statement of cash flow for the portion of Zale's fiscal year then elapsed, each prepared by management of Zale on a basis consistent with its method (existing as of the Closing Date) of preparing management financial statements, and (ii) a certification by a Financial Officer of each of the Borrowers that the information contained in such management financial statements fairly presents the financial condition of Zale and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (d) (i) simultaneously with the delivery of the management prepared financial statements referred to in subsections (b) and (c) above, a variance report comparing, for each period (including the portion of the fiscal year to date) covered by such financial statements, such financial statements with (A) the annual budget of the Borrowers, and (B) the financial statements of the Borrowers for the comparable period during the prior fiscal year of the Borrowers, and
         (ii) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by a Financial Officer of each of the Borrowers in substantially the form of Exhibit E hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 (and including calculations with respect to the financial information required by Section 5.13 in connection with possible Performance Adjustments) and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (e) within ten (10) Business Days after the filing or mailing thereof, copies of all material reports of a financial nature filed by either of the Borrowers with the Securities and Exchange Commission or sent to the stockholders of Zale (other than the annual 10-K reports and the quarterly 10-Q reports of Zale delivered pursuant to Sections 8.4(a) and (b), respectively);

                  (f) monthly within thirty (30) days after the end of each fiscal month, a Borrowing Base Report, in the form of Exhibit A hereto, setting forth (i) the amount of Eligible Inventory and (ii) the Borrowing Base, each as at the end of the fiscal month most recently ended, together with supporting schedules and documentation, with each such Borrowing Base Report to be accompanied by a certification by a Financial Officer of each of the Borrowers that the information contained in such Borrowing Base Report is true and accurate in all material respects;

                  (g) within thirty (30) days after the end of each fiscal month, the monthly "Settlement Statement" of ZFT (the "Receivables Purchase Report") for the immediately preceding fiscal month, prepared in accordance with the requirements of the Receivables Securitization Facility Documents and such other information with respect to purchase and sale of ZFT Receivables pursuant to the Receivables Securitization Facility Documents as the Agent shall request in the exercise of its reasonable discretion;

                  (h) as soon as practicable and in any event by the fiftieth
         (50th) day following the end of each fiscal quarter, the quarterly performance package of JFS describing yields, delinquencies and such other information relating to the performance of all accounts receivable of Zale and its Subsidiaries, including ZFT Receivables, as the Agent shall request;

                  (i) as soon as is practicable and in no event less frequently than on an annual basis no later than sixty (60) days following the end of each fiscal year of the Borrowers, the Borrowers shall deliver their business plan, including the assumptions used in the preparation of such business plan; and

                  (j) from time to time such other financial data and information (including accountants and management letters) as the Agent or any Lender may reasonably request.

         8.5.  NOTICES.

                  8.5.1. DEFAULTS. Each of the Borrowers will promptly notify the Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default of which an officer of either of the Borrowers has knowledge. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or under any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which either of the Borrowers or any of the Designated Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, and, in the case of any such other note, evidence of indebtedness, indenture or other obligation, such claimed default involves the payment of $250,000 or more, the Borrowers shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                  8.5.2. ENVIRONMENTAL EVENTS. Each of the Borrowers will give notice to the Collateral Agent, the Agent and each of the Lenders, within thirty (30) days (i) of any violation of any Environmental Law that any of the Borrowers or the Designated Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency which violation would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole and (ii) after an officer of either of the Borrowers becomes or should have become aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole.

                  8.5.3. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. Each of the Borrowers will, within fifteen (15) days after an officer of either of the Borrowers becomes or should have become aware thereof, notify the Collateral Agent, the Agent and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Collateral Agent's rights with respect to the Collateral, are subject other than any setoff, claim or other defense in the ordinary course of the Borrowers' business with respect to the Collateral which would not have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole. Each of the Borrowers will, promptly after an officer of either of the Borrowers becomes or should have become aware thereof, notify each of the Collateral Agent, the Agent and the Lenders in writing of any proposed sale or transfer of any Permitted Inventory Location by the owner thereof.

                  8.5.4. NOTICE OF LITIGATION AND JUDGMENTS. Each of the Borrowers will, and will cause each of the Designated Subsidiaries to, give notice to the Agent and each of the Lenders in writing within fifteen (15) days after an officer of either of the Borrowers becomes aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or the Designated Subsidiaries or to which any of the Borrowers or the Designated Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrowers or the Designated Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrowers and the Designated Subsidiaries, considered as a whole, and stating the nature and status of such litigation or proceedings. Each of the Borrowers will, and will cause each of the Designated Subsidiaries to, give notice to the Agent and each of the Lenders, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any of the Borrowers or the Designated Subsidiaries in an amount in excess of $1,000,000.

                  8.5.5. PERMITTED INVENTORY LOCATIONS. The Borrowers will deliver to the Agent, within thirty (30) days following the end of each fiscal month of the Borrowers, a supplement to Schedule 2 hereto, updating the list of retail stores and distribution centers of Zale Delaware and the Designated Subsidiaries located in the United States, Puerto Rico and Guam, which supplement, together with Schedule 2 hereto and any prior supplements, shall be deemed to constitute Schedule 2 for all purposes of this Credit Agreement.

         8.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its (except as otherwise permitted by Section 9.5 hereof) corporate existence, and its rights and franchises and those of the Designated Subsidiaries and will not, and will not cause or permit any of the Designated Subsidiaries to, convert to a limited liability company. Each of the Borrowers (i) will cause all of its material properties and those of the Designated Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will, within thirty (30) days of any need therefor, cause to be made or, if not practicable to be completed within such thirty (30) day period, commenced (so long as such Borrower or Designated Subsidiary diligently causes and continues to cause to be made) all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of the Designated Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this
Section 8.6 shall prevent the Borrowers from discontinuing the operation and maintenance of any of its properties or any of those of the Designated Subsidiaries if such discontinuance is, in the judgment of either of the boards of directors of the Borrowers, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrowers and the Designated Subsidiaries on a consolidated basis.

         8.7.  INSURANCE.

                  8.7.1. INSURANCE. Each of the Borrowers will, and will cause each of the Designated Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Documents.

                  8.7.2. EVIDENCE OF INSURANCE. Contemporaneously with the execution of this Credit Agreement, and within fifteen (15) days of any date when any additional or replacement insurance coverage is obtained to the extent provided in the Lender Security Agreement, each of the Borrowers and each of the Designated Subsidiaries, as the case may be, shall deliver to the Collateral Agent true copies of certificates of insurance with respect to such additional insurance or replacement policies and, upon request and to the extent not previously delivered to the Collateral Agent, copies of the original insurance policies evidencing such additional or replacement insurance, which certificates and policies (i) in the case of property and casualty policies, shall contain an endorsement or rider naming the Collateral Agent, for the benefit of the Lenders and the Agent, as a loss payee and additional insured, and (ii) in the case of liability policies, shall contain an endorsement or rider naming the Collateral Agent, for the benefit of the Lenders and the Agent, as an additional insured, with each such policy providing that such insurance shall not be canceled or amended without thirty (30) days prior written notice to the Collateral Agent.

         8.8. TAXES. Except as to amounts which, in the aggregate, are not material in amount, each of the Borrowers will, and will cause each of the Designated Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all federal, state, local and foreign taxes, levies, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Designated Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that, unless a stay is in effect, each of the Borrowers and each Designated Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         8.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  8.9.1. GENERAL. Each of the Borrowers will permit the Agent and its agents (including consultants), during regular business hours, to visit the premises of any of the Borrowers or the Designated Subsidiaries, confer with officers of any of the Borrowers or the Designated Subsidiaries and representatives of any of the Borrowers or the Designated Subsidiaries, review all of the books and records of any of the Borrowers or the Designated Subsidiaries (to the extent not privileged, and if any materials are privileged, subject to the Agent's ability to discuss with any of the Borrowers or the

         Designated Subsidiaries and their professional advisors the matters covered by such privileged materials) and conduct examinations and verifications of the components of the Borrowing Base, the other assets of any of the Borrowers or the Designated Subsidiaries and all systems and procedures of any of the Borrowers or the Designated Subsidiaries, including those relating to cash management.

                  8.9.2. COLLATERAL REPORTS. No more frequently than once each calendar year, or more frequently as reasonably determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrowers will obtain and deliver to the Agent a report of an independent collateral auditor or appraiser satisfactory to the Agent (which auditor or appraiser may be affiliated with one of the Lenders) with respect to the inventory components included in the Borrowing Base, which report shall indicate (i) whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditor of the inventory (including verification as to the value, location and respective types) or (ii) in the case of an appraisal report by a collateral appraiser, shall state the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the inventory owned by the Borrowers. All such collateral value reports shall be conducted and made at the expense of the Borrowers.

                  8.9.3. COMMUNICATIONS WITH ACCOUNTANTS. Each of the Borrowers authorizes the Agent and, if accompanied by the Agent, the Lenders to communicate directly with the Borrowers' independent certified public accountants and authorizes such accountants to disclose to the Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business and financial condition of any of the Borrowers or the Designated Subsidiaries. At the request of the Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.3.

         8.10.  COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS.
Each of the Borrowers will, and will cause each of the Designated Subsidiaries to, (a) comply with (unless failure to so comply would not have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries considered as a whole) (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) all agreements and instruments by which it or any of its properties may be bound and (iii) all applicable decrees, orders, and judgments, and (b) comply with the provisions of its charter documents and by-laws. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that either of the Borrowers may fulfill any of its obligations hereunder or under any of the other Loan Documents to which either of the Borrowers is a party, the Borrowers will promptly take or cause to be taken all reasonable steps within the power of the Borrowers to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

         8.11. EMPLOYEE BENEFIT PLANS. The Borrowers will (i) promptly upon any request of the Agent therefor, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) within ten (10) days of receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         8.12. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans solely for refinancing the Borrowers' obligations under the Prior Credit Agreement, for repurchasing certain warrants with respect to the capital stock of Zale as permitted hereby, for working capital and general corporate purposes, and, to the extent necessary, to pay all or a portion of the outstanding amounts due in respect of the Debentures (including prepayment premiums). The Borrowers will obtain Letters of Credit solely for working capital and general corporate purposes.

         8.13.  BANK ACCOUNTS.

                  (a) The Borrowers will (i) maintain in place their existing concentration accounts established in connection with the Prior Credit Agreement (such accounts, other than existing concentration accounts for the receipt of proceeds of ZFT Receivables, the "FNBB Concentration Accounts") under the control of the Agent for the benefit of the Lenders, in the name of Zale Delaware, (ii) direct Corestates Bank, N.A. or another depository institution satisfactory to the Agent, pursuant to the Concentration Account Agreement (whereby CoreStates Bank, N.A. or such other depository institution shall, among other things, waive any right of set off, other than for service charges and returns incurred in connection therewith), following written notice given by the Agent to such depository institution of the occurrence of an Event of Default (with a copy of such notice being given to the Borrowers), to cause all funds (other than proceeds of ZFT Receivables which constitute Store Payments (as defined in the Receivables Securitization Facility Documents)) held by Corestates Bank, N.A. or such other depository institution in accounts for, or on behalf of, either of the Borrowers (the "Store Concentration Accounts") in excess of (A) during each period beginning on November 15 of each calendar year and ending on (and including) January 15 of the immediately following calendar year, $150,000, and (B) during each period beginning on January 16 of each calendar year and ending on (and including) November 14 of such calendar year, $75,000, to be transferred daily to, and only to, the FNBB Concentration Accounts,
         (iii) cause all proceeds from the sale of inventory and other amounts obtained by either of the Borrowers to be deposited into the local depository accounts of the Borrowers and the Designated Subsidiaries (the "Local Depository Accounts") or into the corporate depository accounts of the Borrowers (the "Corporate Depository Accounts"), (iv) cause all funds in the Local Depository Accounts to be transferred, at least every three (3) Business Days, to the Store Concentration Accounts (excluding nominal amounts not in excess of $1,000 in any such Local Depository Account and funds representing returned ACH transfers), (v) cause all funds in (A) each Corporate Depository Account with respect to which the depository institution shall have entered into an agency agreement reasonably satisfactory in all respects to the Agent and the Lenders, to be transferred, on each Business Day following any written notice given by the Agent to such depository institution of the occurrence of an Event of Default (with a copy of such notice being given to the Borrowers), to the FNBB Concentration Accounts (excluding funds up to an aggregate of $100,000 which were not transferred to the FNBB Concentration Accounts at the close of business on such Business Day as a result of human or mechanical error), and (B) each Corporate Depository Account not subject to such an agency agreement described in clause (A) above, to be transferred on each Business Day to the FNBB Concentration Accounts (excluding funds up to an aggregate of $100,000 which were not transferred to the FNBB Concentration Accounts at the close of business on such Business Day as a result of human or mechanical error), (vi) direct the Receivables Purchase Agent to comply with the Receivables Purchase Payment Instructions, and (vii) at all times ensure that, within eight (8) days following either Borrower's receipt of any cash or cash equivalents or any other proceeds of Collateral, (A) following notice given by the Agent to Corestates Bank, N.A. or another depository institution of the occurrence of an Event of Default as described in clause (ii) above, all amounts (other than proceeds of ZFT Receivables) shall have been deposited in the FNBB Concentration Accounts and (B) proceeds of ZFT Receivables shall have been transferred to accounts other than the FNBB Concentration Accounts, the Store Concentration Account or the Local Depository Accounts.

                  (b) Each of the Borrowers hereby agrees that all amounts belonging to the Borrowers and received by the Agent in the FNBB Concentration Accounts, other than proceeds of consigned inventory, may be applied, following the occurrence and during the continuance of an Event of Default, in accordance with Section 13.5.

         8.14. INVENTORY RESTRICTIONS. Each of the Borrowers shall cause all Eligible Inventory to be located at all times solely at Permitted Inventory Locations, and to be sold or otherwise disposed of in the ordinary course of such Borrower's business, consistent with past practices or as required pursuant to the terms of this Credit Agreement.

         8.15. FURTHER ASSURANCES. Each of the Borrowers will cooperate with the Collateral Agent, the Lenders and the Agent and execute such further instruments and documents as the Collateral Agent, the Lenders or the Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents
(a) promptly following request therefor with respect to instruments and documents reasonably deemed necessary or appropriate by the Collateral Agent to cause or maintain the perfection or priority of the Collateral Agent's lien or security interest in the Collateral, and (b) within fifteen (15) days following request therefor with respect to any other documents or instruments reasonably deemed necessary or appropriate by the Collateral Agent or the Agent to carry out the transactions contemplated by this Credit Agreement and the other Loan Documents.

         8.16. CLEANDOWN. Following a Collateral Release Date, the Borrowers shall, for a period of forty-five consecutive days between November 1 and February 28 of each fiscal year of the Borrowers following such release, reduce the outstanding Loans to an amount not in excess of $50,000,000.

         9. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

         9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Lenders, the Agent and the Collateral Agent arising under any of the Loan Documents;

                  (b) current liabilities of such Borrower or such Designated Subsidiary incurred in the ordinary course of business, including, without limitation, obligations owed to customers arising out of layaway transactions, not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) with the consent of the Agent, upon consultation with the Lenders, such consent not to be unreasonably withheld, Indebtedness in respect of swap agreements, futures contracts, derivatives and the like;

                  (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.8;

                  (e) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any of the Borrowers or the Designated Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (f) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (g) obligations under Consolidated Capitalized Leases and guaranties thereof by the Borrowers, or either of them;

                  (h) Consolidated Rental Obligations and guaranties by the Borrowers, or either of them, of any of the foregoing or of any other operating leases;

                  (i) Indebtedness incurred in connection with the acquisition after the date hereof of any personal property by any of the Borrowers or the Designated Subsidiaries, provided that (i) such Indebtedness shall be without recourse to any of the Borrowers or the Designated Subsidiaries, (ii) the aggregate principal amount of such Indebtedness of the Borrowers and the Designated Subsidiaries shall not exceed one hundred percent (100%) of the cost to such Borrower or such Designated Subsidiary of the personal property so acquired, and (iii) the aggregate principal amount of the cost to the Borrowers and the Designated Subsidiaries of the personal property so acquired during any period set forth in the table in Section 10.5 hereof together with (without duplication) the amount of Consolidated Capital Expenditures made during such period, shall not, during such period, exceed the amount of Consolidated Capital Expenditures set forth in such table for such period;

                  (j) Indebtedness, consistent with the past practices of either of the Borrowers owing to the other Borrower;

                  (k) Indebtedness, consistent with the past practices of (i) any of the Borrowers to the Designated Subsidiaries in an aggregate amount not to exceed $10,000,000, (ii) any of the Designated Subsidiaries to the Borrowers in an aggregate amount not to exceed $10,000,000 and (iii) any of the Borrowers or the Designated Subsidiaries, owing by any of the Borrowers or the Designated Subsidiaries to any of the Excluded Subsidiaries in an aggregate amount not to exceed $5,000,000;

                  (l) Indebtedness incurred in connection with the Receivables Securitization Facility Documents;

                  (m) Indebtedness owed by any of the Borrowers or the Designated Subsidiaries to trade vendors, in the amount of the cost to such Borrower or such Designated Subsidiary of inventory on consignment from such trade vendors;

                  (n) Indebtedness constituting any funded or unfunded pension fund or other employee benefit plan obligations or liabilities, whether insured or otherwise, but only to the extent that they are permitted to remain unfunded pursuant to applicable law and to Section 9.8 hereof;

                  (o) other Indebtedness existing as of the Closing Date and described on Schedule 9.1(o);

                  (p) Indebtedness, consistent with the Plan, owing by any of the Borrowers or the Designated Subsidiaries (i) to the Litigation Entity, in an aggregate amount not to exceed $3,500,000 minus the aggregate amount of Investments made by the Borrowers and the Designated Subsidiaries in the Litigation Entity or any corporate general partner of the Litigation Entity as permitted by Section 9.3(n) hereof or (ii) in respect of settlement agreements relating to litigation claims arising prior to the date of the Plan and either approved by the Bankruptcy Court prior to the Effective Date or consented to by the Agent and the Lenders or disclosed on Schedule 9.1(p) hereto;

                  (q)  the Debenture Debt;

                  (r)  Indebtedness in respect of the Tax Sharing Agreements;

                  (s) Indebtedness incurred pursuant to the Director Indemnity Agreement, not to exceed $1,000,000;

                  (t) other Indebtedness, to the extent not otherwise included in subparagraphs (a) through (s) of this Section 9.1, in an aggregate amount not to exceed $100,000,000 minus any aggregate outstanding principal amount of the Debentures, which Indebtedness is subordinated to the Obligations pursuant to subordination terms substantially similar to those contained in the

         Collateral Agency Agreement or pursuant to subordination terms which are otherwise acceptable to the Agent in all respects; and

                  (u) other Indebtedness, to the extent not otherwise included in subparagraphs (a) through (t) of this Section 9.1, in an aggregate amount not to exceed $1,000,000.

         9.2. RESTRICTIONS ON LIENS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that any of the Borrowers and the Designated Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (a) liens in favor of either Borrower on all or part of the assets of any of the Designated Subsidiaries securing Indebtedness owing by any of the Designated Subsidiaries to either Borrower;

                  (b) liens to secure taxes, assessments and other government charges, or liens to secure claims for labor, material or supplies, in each case in respect of obligations (i) not overdue or (ii) contested in good faith, and with respect to which adequate reserves (in accordance with generally accepted accounting principles) have been set aside for the payment thereof on the books and records of such Borrower or such Designated Subsidiary, so long as proceedings to enforce such liens have not been commenced and are unstayed;

                  (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 9.1(e);

                  (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or contested in good faith, and with respect to which adequate reserves (in accordance with generally accepted accounting principles) have been set aside for the payment thereof on the books and records of such Borrower or such Designated Subsidiary, so long as proceedings to enforce such liens have not been commenced and are unstayed;

                  (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, statutory and contractual landlord's or lessor's liens under leases to which such Borrower or such Designated Subsidiary is a party, and other liens or encumbrances none of which in the reasonable opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of any of the Borrowers and the Designated Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrowers and the Designated Subsidiaries considered as a whole;

                  (g) liens and encumbrances existing on the date hereof and listed on Schedule 9.2 hereto;

                  (h) purchase money security interests in or purchase money mortgages on real or personal property, other than inventory, acquired after the date hereof to secure purchase money Indebtedness of the type permitted by Section 9.1(i), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired, and which security interests or mortgages secure Indebtedness not in excess of $60,000,000 in the aggregate at any time outstanding;

                  (i) liens in favor of the Collateral Agent, for the benefit of the Lenders and the Agent, under the Loan Documents;

                  (j) liens on inventory and proceeds thereof (up to the cost to such Borrower or such Designated Subsidiary of such inventory) held on consignment from trade vendors securing obligations to return or pay the purchase price of such inventory;

                  (k) deposits to secure the performance, by any of the Borrowers and the Designated Subsidiaries, of tenders, bids and other contracts, other than for the payment of borrowed money, arising in the ordinary course of such Borrower's or such Designated Subsidiary's business (including, without limitation, deposits made in connection with any promotions, contests, sweepstakes or similar games or competitions conducted by or on behalf of any of the Borrowers and the Designated Subsidiaries or any of their respective Subsidiaries, which deposits described in this parenthetical, but not those other deposits contemplated by this clause
         (k), do not exceed $2,000,000 in the aggregate);

                  (l) (1) liens on ZFT Receivables and (2) liens on ZFT Receivables following repurchase thereof for the recovery of state sales taxes by any of the Borrowers and the Designated Subsidiaries, which liens secure an interest in such repurchased ZFT Receivables, the proceeds therefrom and any recoveries therefrom pursuant to Section
         2.09 of the Receivables Purchase Agreement;

                  (m) voluntary options in favor of any of the Borrowers and the Designated Subsidiaries to purchase real property subject to operating leases;

                  (n) subject to the provisions of the Collateral Agency Agreement, liens in favor of the Collateral Agent, for the benefit of the Lenders, the Agent, the Trustee and the holders of the Debentures;

                  (o) liens on cash or one or more letters of credit securing Zale's obligations pursuant to the Director Indemnity Agreement in an aggregate amount not in excess of $1,000,000; and

                  (p) liens in favor of AT&T solely on equipment owned by AT&T and leased to Zale and/or Zale Delaware to the extent permitted by
         Section 9.1(g);

                  (q) transfers to any Rabbi Trust, or other similar trust or similar arrangement or to any account, established for the benefit of the employees of any of Zale and its Subsidiaries solely to the extent that Zale's or, as the case may be, such Subsidiary's obligations in respect thereof are permitted by Section 9.1(n);

                  (r) solely to the extent consented to in advance in writing by the Agent, liens on assets existing at the time of acquisition from another Person (provided that such acquisition is permitted by Section
         9.5.1 hereof) and not incurred in anticipation of such acquisition;

                  (s) sales, assignments or transfers of assets to the extent permitted by Section 9.5.2 hereof; and

                  (t) other liens on assets of the Borrowers and the Designated Subsidiaries which are not Collateral, to the extent not otherwise included in subparagraphs (a) through (s) of this Section 9.2, securing Indebtedness in an aggregate amount not to exceed $500,000.

         9.3. RESTRICTIONS ON INVESTMENTS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Borrower or such Designated Subsidiary;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by the Agent, or a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc. or any successor service thereto having a substantially similar rating system, or not less than "A 1" if rated by Standard & Poor's Corporation or any successor service thereto having a substantially similar rating system;

                  (d) demand notes issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc. or any successor service thereto having a substantially similar rating system, or not less than "A 1" if rated by Standard & Poor's Corporation or any successor service thereto having a substantially similar rating system;

                  (e) repurchase agreements, purchased through the Agent, or a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc. or any successor service thereto having a substantially similar rating system, or not less than "A 1" if rated by Standard & Poor's Corporation or any successor service thereto having a substantially similar rating system, which repurchase agreements are collateralized by securities of the United States of America or any agency thereof in an amount equal to at least 102% of the amount of such Investment;

                  (f) shares of any so-called "money market fund" advised, serviced or sold by any of the Lenders or by any other financial institution provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $250,000,000, has an investment portfolio with an average maturity of 365 days or less and is not considered to be a "high-yield" fund;

                  (g)  Investments existing on the date hereof and listed on
         Schedule 9.3 hereto;

                  (h) Investments by either Borrower in any Designated Subsidiary or the other Borrower or by any Designated Subsidiary in either Borrower or any other Designated Subsidiary, existing as of the Closing Date;

                  (i) Investments after the date hereof by (i) any of the Borrowers and the Designated Subsidiaries in (A) any of the Excluded Subsidiaries other than Zale Acquisition Corp., JHC Holding Corporation, Zale Holding Corporation or ZHCL Corp., not to exceed $2,500,000 in the aggregate, and (B) Zale Acquisition Corp., JHC Holding Corporation, Zale Holding Corporation or ZHCL Corp. in order to enable such Subsidiaries to maintain their corporate existence and good standing or for other similar purposes, in an aggregate amount not to exceed $100,000, (ii) either of the Borrowers in any of the Designated Subsidiaries (other than JFS) in an aggregate amount not to exceed $12,000,000, (iii) any of the Designated Subsidiaries in either of the Borrowers in an aggregate amount not to exceed $12,000,000, and (iii) either of the Borrowers in JFS, solely in respect of operating expenses of JFS and capital expenditures of JFS, in an aggregate amount not to exceed $35,000,000 during any fiscal year of the Borrowers;

                  (j) Investments existing on the Closing Date by Zale in Subsidiaries of Zale;

                  (k) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 9.5.2;

                  (l) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $2,000,000 in the aggregate at any time outstanding;

                  (m) Investments in the Trust Certificates, the Trust Interest or similar Investments in any other Receivables Securitization Subsidiary and Investments in the Subordinated Note;

                  (n) Investments in the corporate general partner of the Litigation Entity in an aggregate amount not to exceed $3,500,000;

                  (o) Investments in a new Subsidiary of either of the Borrowers constituting a credit card bank in an aggregate amount not to exceed $10,000,000;

                  (p) Investments in registered investment companies which invest solely in Investments otherwise permitted by this Section 9.3;

                  (q) Investments consisting of the repurchase by Zale of warrants in respect of its capital stock to the extent permitted by
         Section 9.4;

                  (r) Investments consisting of acquisitions of stock or assets to the extent permitted by Section 9.5.1;

                  (s) Investments in an amount up to the amount of funds under any Rabbi Trust, similar trust arrangement or account established or maintained by any of Zale and its Subsidiaries as permitted by Section 9.2(q), but in no event in excess of $5,000,000 in the aggregate;

                  (t) Investments in Zale stock, whether or not permitted under
         Section 9.4, in connection with the satisfaction of the Borrowers' obligations under the 401(k) plan and/or the Zale Omnibus Stock Incentive Plan or similar employee benefit plans maintained by the Borrowers, or either of them; and

                  (u) Investments consisting of guaranties of Indebtedness permitted by Sections 9.1(f), (g), (h), (l), (q) and (s).

         9.4. DISTRIBUTIONS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, make any Distributions; provided, however, that so long as no Default or Event of Default shall exist and be continuing, and none would exist after giving effect thereto (a) the Designated Subsidiaries may make Distributions to either of the Borrowers and either Borrower may make Distributions to the other Borrower, (b) the Borrowers and the Designated Subsidiaries may make Distributions of up to $11,000,000 in the aggregate solely in respect of repurchases by the Borrowers and the Designated Subsidiaries of certain equity instruments which will immediately be cancelled, (c) Distributions permitted pursuant to Section 9.3(t), and (d) the Borrowers and the Designated Subsidiaries may make Distributions in an aggregate amount during any fiscal quarter not to exceed the sum of (i) 50% of the Consolidated Net Income of Zale and its Subsidiaries for the fiscal year of Zale ending as of July 31, 1995 plus (ii) 50% of the aggregate cumulative Consolidated Net Income of Zale and its Subsidiaries for each fiscal quarter of Zale ending on or after October 31, 1995 and prior to the date of such Distribution; provided, however, that the aggregate amount of such Distributions pursuant to this clause (d) during any fiscal year of Zale shall not exceed (A) for the fiscal year of Zale ending prior to the first anniversary of the Closing Date, $20,000,000, (B) for the fiscal year of Zale ending after the first anniversary but prior to the second anniversary of the Closing Date, $30,000,000, and (C) for the fiscal year of Zale ending after the second anniversary of the Closing Date, $40,000,000; provided, further, that if the aggregate amount of Distributions made pursuant to this clause (d) during any fiscal year of Zale shall be less than the applicable permitted amount set forth in the foregoing proviso for such fiscal year, then up to $5,000,000 of such unutilized amount may be utlilized in the next succeeding fiscal year (but not any other succeeding fiscal year) so long as the limitations set forth in the foregoing clauses (i) and (ii) of this paragraph are not exceeded.

         9.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  9.5.1. MERGERS AND ACQUISITIONS. The Borrowers will not, and will not permit or suffer any of the Designated Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) so long as no Default or Event of Default would result therefrom, the merger or consolidation of (i) one or more of the Designated Subsidiaries with and into one of the Borrowers, (ii) one or more of the other Subsidiaries of either of the Borrowers with and into one of the Borrowers, (iii) two or more of the Designated Subsidiaries or (iv) a Borrower with and into the other Borrower; provided, that the surviving entity in any such merger permitted by this clause (a) shall be a Borrower or a Designated Subsidiary, (b) acquisitions (exclusive of Consolidated Capital Expenditures permitted by Section 10.5) of assets or stock not to exceed $20,000,000 of consideration for any such single acquisition and not to exceed $40,000,000 of consideration in the aggregate for all such acquisitions so long as the Borrowers, or either of them, take title to such assets, and (c) the repurchase of warrants with respect to the capital stock of Zale referred to in Section 8.12, acquisitions of Zale stock permitted by Section 9.3(t) or repurchases of Zale stock otherwise permitted by Section 9.4.

                  9.5.2. DISPOSITION OF ASSETS. The Borrowers will not, nor will the Borrowers permit or suffer any of the Designated Subsidiaries to, become a party to or agree to or effect any disposition of assets, except for (a) sales of inventory (including in connection with the closing of stores) in the ordinary course of such Borrower's or such Designated Subsidiary's business, consistent with past practices, (b) sales of fixtures and equipment no longer used or useful in such Borrower's or such Designated Subsidiary's business, (c) transfers of ZFT Receivables to ZFT pursuant to the Receivables Securitization Facility Documents prior to the occurrence of any Receivables Release Termination Date, (d) the natural expiration of intellectual property licenses in accordance with the terms thereof, (e) so long as no Event of Default has occurred or is continuing, sales of surplus assets listed on Schedule 9.5 hereto; (f) so long as no Event of Default has occurred and is continuing, other sales or dispositions of assets not exceeding $5,000,000 in the aggregate during any fiscal year minus the aggregate amount of any sale and leaseback transactions entered into during such fiscal year in accordance with Section 9.6.

         9.6. SALE AND LEASEBACK. Except for transactions not to exceed $5,000,000 in the aggregate, the Borrowers will not, and will not permit any of the Designated Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any of the Borrowers or the Designated Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Borrower or such Designated Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

         9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of any applicable Environmental Law, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances which is not listed on Schedule 7.18 or which is in violation of any applicable Environmental Law, (iii) generate any Hazardous Substances on any of the Real Estate in violation of any applicable Environmental Law, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, which, in the case of any of clauses (i) through (v), would reasonably be expected to have a materially adverse effect on the business, financial condition or assets of the Borrowers and the Designated Subsidiaries taken as a whole.

         9.8. EMPLOYEE BENEFIT PLANS. Neither the Borrowers nor any ERISA Affiliate will:

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could reasonably be expected to result in a material liability for the Borrowers and the Designated Subsidiaries taken as a whole; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could reasonably be expected to result in the imposition of a lien or encumbrance on the assets of any of the Borrowers or the Designated Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any such Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 7.16.3.

         9.9. BANK ACCOUNTS. The Borrowers will not, nor will the Borrowers permit or suffer any of the Designated Subsidiaries to, (a) establish, without the Agent's prior written consent, any bank accounts not listed on Schedule 7.20 except for (i) additional Local Depository Accounts opened in the ordinary course of business from which all funds are transferred at least every three (3) Business Days to the Store Concentration Accounts pursuant to arrangements reasonably satisfactory to the Agent, (ii) additional Vendor Memo Accounts, and
(iii) bank accounts established for the purpose of depositing funds pertaining to any Rabbi Trust or other similar trust or similar arrangement or account established by any of Zale and its Subsidiaries solely to the extent that Investments in respect thereof are permitted by Section 9.3(s) hereof; provided, however, that such account shall be considered an Employee Benefit and Compensation Account and shall be subject to the restrictions set forth in clause (c) of this Section 9.9, (b) violate directly or indirectly the Concentration Account Agreement or any other bank agency or lock box agreement in favor of the Collateral Agent or the Agent, for the benefit of the Lenders and the Agent, with respect to any such account, (c) deposit into any employee benefit and compensation accounts (the "Employee Benefit and Compensation Accounts") any amounts in excess of amounts which the Borrowers deem necessary to pay current payroll, medical, dental or other employee benefit obligations (whether current or not) from such Employee Benefit and Compensation Accounts, provided that the Borrowers may permit up to $150,000 in excess of current payroll obligations to be maintained in any Employee Benefit and Compensation Account established primarily for the payment of payroll obligations for employees of Dobbins, (d) allow any funds (other than nominal amounts not in excess of $1,000 in any Local Depository Account and funds representing returned ACH transfers) to remain in any Local Depository Account for over three (3) Business Days, (e) except as permitted by Section 8.13(a), allow any funds to remain in any Corporate Depository Account (excluding funds up to an aggregate amount not to exceed $100,000 which were not transferred to the FNBB Concentration Accounts at the close of any Business Day as a result of human or mechanical error), or (f) allow the aggregate amount of any of the Operating Accounts to exceed $100,000 on any day on which an Event of Default has occurred and is continuing.

         9.10. TRANSACTIONS WITH AFFILIATES. The Borrowers will not, nor will the Borrowers permit or suffer any of the Designated Subsidiaries to, conduct any transactions among themselves or with any Affiliates of the Borrowers, other than (a) transactions in the ordinary course of such Borrower's or such Designated

Subsidiary's business, consistent with past practices, and upon terms not materially less favorable to such Borrower or Designated Subsidiary than it could obtain in a comparable arm's-length transaction with a party other than such Borrower, such Designated Subsidiary or such Affiliate, (b) transactions pursuant to documents and agreements contemplated by the Plan, (c) transactions with ZFT or any other Receivables Securitization Subsidiary pursuant to the Receivables Securitization Facility Documents, (d) transactions described on
Schedule 7.15; provided, however that such transactions shall in no event include any Investments which are not permitted by Section 9.3, and (e) Distributions made by the Borrowers and the Designated Subsidiaries to the extent otherwise permitted by Section 9.4 hereof.

         9.11. RECEIVABLES SECURITIZATION FACILITY DOCUMENTS. The Borrowers will not, nor will the Borrowers permit or suffer any of the Designated Subsidiaries to, amend, supplement, restate or otherwise modify, or renew or extend, the terms of any of the Receivables Securitization Facility Documents as in effect as of the Closing Date without the prior written consent (which consent shall not be unreasonably withheld) of, and in form and substance reasonably satisfactory to, the Agent; provided, however, that nothing herein shall restrict or be deemed to restrict the issuance by the Borrowers or the Designated Subsidiaries, or any of them, of additional tranches of Indebtedness under the Receivables Securitization Facility Documents as in the form delivered to the Agent on the date hereof; and provided, further, that so long as no Default or Event of Default shall exist and be continuing, and so long as none would result therefrom, with prior written notice given to the Agent, the Borrowers and the Designated Subsidiaries may enter into such amendments, supplements or other modifications to the Receivables Securitization Facility Documents which do not have any adverse effect on the Agent and the Lenders' collateral security and which are otherwise no less favorable to the Borrowers and the Designated Subsidiaries. The parties to this Credit Agreement intend it to refinance the obligations under the Prior Credit Agreement and agree that an acceleration of the Obligations pursuant to the terms hereof shall constitute an Early Amortization Event (as defined in the Receivables Purchase Agreement).

         9.12. ZALE PUERTO RICO; JFS. Notwithstanding anything contained herein to the contrary, the Borrowers will not permit the aggregate amount of Indebtedness owed by Zale Puerto Rico to Persons other than the Lenders, the Agent, or the Borrowers at any time to exceed $250,000; provided, however, that Zale Puerto Rico may incur Indebtedness permitted by Section 9.1(d) and (g) in respect of obligations owed to customers arising out of layaway transactions. All obligations of Zale Puerto Rico to either of the Borrowers shall be evidenced by promissory notes which shall be pledged to the Lenders and delivered to the Collateral Agent in accordance with the terms of the Security Documents. The Borrowers will not permit JFS to have assets with an aggregate book value in excess of $300,000 in Puerto Rico.

         9.13. NEGATIVE PLEDGES. The Borrowers will not, and will not permit any of the Designated Subsidiaries to, enter into any agreement or instrument which shall prohibit any of the Borrowers or the Designated Subsidiaries from granting security interests, mortgages, pledges or liens on, or otherwise encumbering, any of its property or assets to secure the Borrowers' obligations under this Credit Agreement or any refinancing, replacement, restatement, modification, supplement or amendment of this Credit Agreement.

         9.14. INDENTURE. Neither of the Borrowers will amend, supplement or otherwise modify the terms of the Indenture or any of the Debentures; provided, that the foregoing shall not prohibit the Borrowers, so long as no Default or Event of Default shall have occurred and be continuing, from redeeming, in whole or in part, the Debentures and terminating the Indenture.

             10. FINANCIAL COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         10.1. CONSOLIDATED EBITDA. As of the end of each period of four consecutive fiscal quarters ending closest to the dates set forth in the table below, the Borrowers shall cause the Consolidated EBITDA for such period of four consecutive fiscal quarters to be equal to or greater than the amount set forth opposite such period in such table:

                       DATE:                   AMOUNT:
                       ----                    ------
                      10/31/95                 $60,000,000
                      01/31/96                 $63,500,000
                      04/30/96                 $65,500,000
                      07/31/96                 $67,500,000
                      10/31/96                 $68,250,000
                      01/31/97                 $78,250,000
                      04/30/97                 $80,000,000
                      07/31/97                 $86,250,000
                      10/31/97                 $90,000,000
                      01/31/98                 $94,750,000
                      04/30/98                 $98,250,000
                      07/31/98                $104,000,000


         10.2. CONSOLIDATED FUNDED DEBT TO CONSOLIDATED ADJUSTED EBITDA. As of the end of each period of four consecutive fiscal quarters ending closest to the dates set forth in the table below, the Borrowers will not permit the ratio of (a) Consolidated Funded Debt as of each fiscal quarter ending date occurring closest to such dates set forth in the table below to (b) Consolidated Adjusted EBITDA for such period of four consecutive fiscal quarters ending on such fiscal quarter ending date, to be greater than the ratio set forth opposite such date in such table:

                        DATE:                   RATIO:
                        ----                    -----
                      10/31/95                 2.0:1.0
                      01/31/96                 2.0:1.0
                      04/30/96                 2.0:1.0
                      07/31/96                 2.0:1.0
                      10/31/96                 2.0:1.0
                      01/31/97                 2.0:1.0
                      04/30/97                 2.0:1.0
                      07/31/97                 2.0:1.0
                      10/31/97                 2.0:1.0
                      01/31/98                 2.0:1.0
                      04/30/98                 2.0:1.0
                      07/31/98                 2.0:1.0

         10.3. DEBT SERVICE. As of the end of each period of four consecutive fiscal quarters ending closest to the dates set forth in the table below, the Borrowers will not permit the ratio of (a) the difference of (i) Consolidated EBITDA for such period of four consecutive fiscal quarters ending closest to the dates set forth in the table below minus (ii) the aggregate amount of all federal income taxes paid in cash by Zale and its Subsidiaries during such period of four consecutive fiscal quarters to (b) Consolidated Total Debt Service for such period of four consecutive fiscal quarters, to be less than the ratio set forth opposite such date in such table:

                       DATE:                    RATIO:
                       ----                     -----
                      10/31/95                 1.40:1.0
                      01/31/96                 1.55:1.0
                      04/30/96                 1.65:1.0
                      07/31/96                 1.80:1.0
                      10/31/96                 1.95:1.0
                      01/31/97                 2.30:1.0
                      04/30/97                 2.40:1.0
                      07/31/97                 2.50:1.0
                      10/31/97                 2.60:1.0
                      01/31/98                 2.70:1.0
                      04/30/98                 2.70:1.0
                      07/31/98                 2.80:1.0

         10.4. CONSOLIDATED TANGIBLE NET WORTH. The Borrowers will not permit Consolidated Tangible Net Worth, as of each fiscal quarter ending date occurring closest to the dates set forth in the table below, to be less than the amount set forth opposite such date in such table:

                       DATE:                   AMOUNT:
                       ----                    ------
                      10/31/95                 $365,000,000
                      01/31/96                 $400,000,000
                      04/30/96                 $400,000,000
                      07/31/96                 $400,000,000

                      10/31/96                 $390,000,000
                      01/31/97                 $445,000,000
                      04/30/97                 $445,000,000
                      07/31/97                 $445,000,000
                      10/31/97                 $445,000,000
                      01/31/98                 $500,000,000
                      04/30/98                 $500,000,000
                      07/31/98                 $500,000,000

         10.5. CONSOLIDATED CAPITAL EXPENDITURES. The Borrowers will not make, or permit any Subsidiary of either of the Borrowers to make, Consolidated Capital Expenditures (excluding Consolidated Capital Expenditures incurred in connection with acquisitions of stock or assets permitted by Section 9.5.1 hereof) in any fiscal year covering the period closest to the periods set forth in the table below that exceed, in the aggregate, the amount set forth opposite such period in such table; provided, however, that, if during any fiscal year the amount of Consolidated Capital Expenditures permitted for that fiscal year is not so utilized, up to $10,000,000 of such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year; provided, further, that in any fiscal year, any unutilized amounts carried forward from the immediately preceding fiscal year shall be available as permitted Consolidated Capital Expenditures first, prior to counting the actual Consolidated Capital Expenditures for such fiscal year against the permitted amount for such fiscal year set forth in the table below.

                       PERIOD:                        AMOUNT:
                       ------                         ------
                 08/01/95 - 07/31/96                  $55,000,000
                 08/01/96 - 07/31/97                  $60,000,000
                 08/01/97 - 07/31/98                  $65,000,000


         10.6. RECEIVABLES ADVANCE RATE UNDER RECEIVABLES PURCHASE AGREEMENT. The Borrowers will not permit or suffer the Receivables Advance Rate to at any time be less than sixty-five percent (65%).

                             11. CLOSING CONDITIONS.

         The obligations of the Lenders to make the initial Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to August 31, 1995:

         11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document and the original Note payable to such Lender.

         11.2.  CERTIFIED COPIES OF CHARTER DOCUMENTS AND OTHER DOCUMENTS.
Each of the Lenders shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, (ii) its by-laws as in effect on such date, (iii) the Receivables Securitization Facility Documents as in effect on the Closing Date, and (iv) the Indenture and the Debentures as in effect on the Closing Date.

         11.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Credit Agreement and the other Loan Documents to which each is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

         11.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from each of the Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of such Borrower, each of the Loan Documents to which such Borrower is or is to become a party; (ii) to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

         11.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Collateral Agent, for the benefit of the Lenders and the Agent, a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Collateral Agent to protect and preserve such security interests and its priority as a first lien and security interest shall have been duly effected. The Collateral Agent shall have received evidence thereof in form and substance satisfactory to the Collateral Agent and the Lenders.

         11.6. PERFECTION CERTIFICATES; UCC SEARCH RESULTS; FORM OF OTHER FINANCING STATEMENTS. The Collateral Agent shall have received from each of the Borrowers a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Collateral Agent and the Lenders. The Collateral Agent shall have received and shall be satisfied with the form and substance of (a) all consignment financing statements filed or to be filed on behalf of trade vendors as consignors and (b) all UCC-1 financing statements filed or to be filed pursuant to the Receivables Securitization Facility Documents.

         11.7. CERTIFICATES OF INSURANCE. The Agent shall have received certificates of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Documents.

         11.8. BANK AGENCY AGREEMENTS. The Agent shall have received the Concentration Account Agreement and the Receivables Purchase Payment Instructions, each duly executed and delivered by the respective parties thereto, and such agreements shall be in full force and effect and in form and substance satisfactory to the Agent and the Borrowers.

         11.9. BORROWING BASE REPORT. The Agent and each of the Lenders shall have received from the Borrowers the initial Borrowing Base Report dated as of the last day of the calendar month immediately preceding the Closing Date, or, if the Closing Date occurs within the first twenty-five (25) days of a calendar month, the last day of the calendar month immediately preceding the calendar month immediately preceding the Closing Date.

         11.10. RECEIVABLES PURCHASE REPORT. The Agent shall have received from the Borrowers the most recent Receivables Purchase Report.

         11.11. OPINION OF COUNSEL. Each of the Lenders and the Agent shall have received a favorable legal opinion addressed to the Lenders and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agent, from Troutman Sanders, counsel to the Borrowers and their Subsidiaries

         11.12. PAYMENT OF FEES. The Borrowers shall have paid to the Lenders or the Agent, as appropriate, all fees, including the Agent's fee, due pursuant to Sections 5.1 and 5.2 and the terms of the Fee Letters, and the fees of counsel to the Agent incurred through and including the Closing Date.

         11.13. FINANCIAL STATEMENTS, ETC. The Agent shall have received (a) the consolidated balance sheet of Zale and its Subsidiaries as of the Balance Sheet Date, (b) the unaudited consolidated statement of income and consolidated statement of cash flow for Zale and its Subsidiaries, each for the fiscal quarter ending April 30, 1995, and (c) such other financial and other information as may be reasonably requested by the Agent.

         11.14. RECEIVABLES SECURITIZATION FACILITY DOCUMENTS;. Each of the Agent and the Lenders shall be satisfied that the Amortization Commencement Date shall not have occurred. The Borrower shall have sent a notice to the Receivables Purchase Agent, pursuant to a letter satisfactory to the Agent and the Lenders in all respects, with respect to the effect of any notice given by the Agent to the Receivables Purchase Agent of an Acceleration or of the failure of the Borrowers to pay at the Maturity Date all of the Obligations outstanding. The Agent shall have received from the Receivables Purchase Agent an acknowledgment, satisfactory to the Agent and the Lenders in all respects, that this Credit Agreement replaces, as of the Closing Date, the Prior Credit Agreement, and shall constitute for all purposes the Working Capital Credit Agreement, as such term is defined in the Receivables Securitization Facility Documents.

         11.15. MATERIALLY ADVERSE CHANGES. There shall not have occurred or become known to any of the Lenders or the Agent any materially adverse change in the financial condition, operations or assets of the Borrowers and the Designated Subsidiaries, taken as a whole, since the Balance Sheet Date.

         11.16. PAYOFF AND TERMINATION OF PRIOR CREDIT AGREEMENT. The Agent shall have received a payoff letter from the agents under the Prior Credit Agreement (the "Prior Agents") indicating the amount of the loan obligations of the Borrowers to the Prior Agents and the Prior Lenders to be discharged on the Closing Date and an acknowledgment by such Prior Agents that upon receipt of such funds such Prior Credit Agreement shall be terminated in its entirety.

         11.17. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Agent and the Agent's Special Counsel, and the Lenders, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         11.18. FURTHER ASSURANCES. All corporate and judicial proceedings and all instruments and agreements to be executed and/or delivered in connection with the transactions among the Borrowers, the Agent and the Lenders contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Agent and the Lenders, and the Agent and the Lenders shall have received all such information and documents or papers reasonably requested by the Agent and the Lenders (it being understood that certain accountants' work papers and certain litigation-related materials may be privileged and not disclosable to the Agent and the Lenders, but that the Agent and the Lenders and their professional advisors shall be able to discuss with the Borrowers and their professional advisors the matters covered by such privileged materials in a manner sufficient to enable the Lenders to complete their due diligence).

                        12. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Lenders to make any Loan, including the initial Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrowers and the Designated Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument required to be delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         12.3. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         12.4. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with Section 8.4(f) and the most recent Receivables Purchase Report required to be delivered to the Agent in accordance with Section 8.4(g), in each case including all supporting schedules and documentation reasonably required by the Agent.

         12.5. PAYMENT OF FEES. The Borrowers shall have paid all fees then due and payable by them under this Credit Agreement, the Fee Letters or any other Loan Document including the Agent's fees, the Letter of Credit Fees, and the commitment fees.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.

         13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrowers shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fees, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within two (2) days of the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrowers shall fail to comply with (i) any of their covenants contained in Sections 8, 9 (other than Sections 9.1, 9.3, 9.4(d), 9.7, 9.8, 9.9) or 10 or any of the covenants contained in the Security Documents; or (ii) any of their covenants contained in Sections 9.1, 9.3, 9,7, 9.8 or 9.9 for more than five (5) days after the occurrence of such failure to comply;

                  (d) the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for thirty (30) days after written notice of such failure has been given to the Borrowers by the Agent;

                  (e) any representation or warranty of the Borrowers in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) any of the Borrowers or the Designated Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received in excess of $5,000,000 in the aggregate, including, without limitation, the Indenture and Debentures, or in respect of any Consolidated Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received in excess of $5,000,000 in the aggregate, including, without limitation, the Indenture and Debentures, or in respect of any Consolidated Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) either of the Borrowers or any Subsidiary of Zale shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower, or such Subsidiary of Zale or of any substantial part of the assets of such Borrower, or such Subsidiary of Zale or shall commence any case or other proceeding relating to such Borrower, or such Subsidiary of Zale under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Borrower, or such Subsidiary of Zale and such Borrower, or such Subsidiary of Zale shall indicate its written approval thereof, written consent thereto or formal acquiescence therein;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating either of the Borrowers or any Subsidiary of Zale bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of either of the Borrowers or any Subsidiary of Zale in any involuntary case under federal bankruptcy laws as now or hereafter constituted or, if earlier, sixty (60) days shall pass from the date of filing of such involuntary case without the dismissal thereof;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any final judgment against either of the Borrowers or any Subsidiary of Zale that, with other outstanding final judgments, undischarged, against either of the Borrowers or any Subsidiary of Zale exceeds in the aggregate $1,000,000;

                  (j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or Section 6.3 hereof or with the express prior written agreement, consent or approval of the requisite Lenders in accordance with Section 26, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of either of the Borrowers party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any material provision of one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and such event would reasonably be expected to result in liability of either Borrower or any Designated Subsidiary to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably would constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (l) either of the Borrowers or any Designated Subsidiary shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any significant part of its domestic business in the continental United States and such order shall continue in effect for more than thirty
         (30) days;

                  (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of either of the Borrowers or any Designated Subsidiary if such event or circumstance is not covered by business interruption insurance and would have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries taken as a whole;

                  (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by either of the Borrowers or any Designated Subsidiary if such loss, suspension, revocation or failure to renew would have a materially adverse effect on the business or financial condition of the Borrowers and the Designated Subsidiaries taken as a whole;

                  (o) either of the Borrowers or any Designated Subsidiary shall be indicted for a federal crime, a punishment for which, assuming a conviction, would reasonably be expected to include the forfeiture of any assets of Zale Delaware included in the Borrowing Base or any assets of either Borrower or any Designated Subsidiary not included in the Borrowing Base but having a fair market value in excess of $5,000,000;

                  (p) Zale shall, at any time, legally or beneficially own less than one hundred percent (100%) of the issued and outstanding shares of the capital stock of Zale Delaware (unless Zale and Zale Delaware are merged or consolidated as permitted by Section 9.5.1 hereof);

                  (q) there shall occur, with respect to any of the Receivables Securitization Facility Documents, any Purchase Termination Date, or Amortization Commencement Date;

                  (r) any and all payments and other amounts to which any of the Borrowers or the Designated Subsidiaries is entitled pursuant to the Receivables Securitization Facility Documents (which shall not include proceeds of ZFT Receivables not due to the Borrowers or the Designated Subsidiaries), including amounts in respect of Zale Delaware's interest in ZFT or any other Receivables Securitization Subsidiary or amounts under the Subordinated Notes, shall not have been paid directly into the FNBB Concentration Accounts or other depository accounts maintained by the Borrowers, or either of them, and subject to agency agreements reasonably satisfactory in all respects to the Agent, in accordance with the terms and conditions of the Receivables Purchase Payment Instructions; provided however, that no Event of Default shall occur under this Section 13.1(r) if, within one (1) Business Day following any unintended failure to pay such payments or other amounts into the FNBB Concentration Accounts or such other accounts subject to such agency agreements, all such amounts have been deposited into the FNBB Concentration Accounts or such other accounts subject to such agency agreements; or

                  (s) Any of the Borrowers or the Designated Subsidiaries shall make Distributions during any fiscal year in excess of the limitations set forth in Section 9.4(d), whether or not such Distributions were permitted by the terms of such clause at the time when made; provided, however, that any Distribution with respect to any fiscal year shall not be an Event of Default because of losses occurring after the end of the fiscal year in which such Distribution was made.

then, in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in Sections 13.1(g) or 13.1(h), or if any of the obligations of the Borrowers under the Debentures shall be declared due and payable before the stated maturity thereof (other than pursuant to a voluntary redemption thereof by the Borrowers, or either of them), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Lender (any such requirement for payment pursuant to this Section 13.1 being an "Acceleration").

         13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur, or if any of the obligations of the Borrowers under the Debentures shall be declared due and payable before the stated maturity thereof (other than pursuant to a voluntary redemption thereof by the Borrowers, or either of them), any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Lenders shall, by notice to the Borrowers specifying the applicable Event of Default or Events of Default, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers of any of the Obligations or, without in any way limiting any rights of any of the Agent or the Lenders to exercise any remedies available to them hereunder or under any of the other Loan Documents or at law or in equity, any Lender of common law, if any, or contractual confidentiality obligations to the Borrowers.

         13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agent or the holder of any Note or the purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         13.4. CASH COLLATERAL TO SECURE OUTSTANDING LETTERS OF CREDIT. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 13.1, the Agent may, or at the request of the Majority Lenders shall, require the Borrowers to furnish upon one day's notice cash collateral to secure the Borrowers'

Obligations with respect to any Letters of Credit at the time outstanding in an amount equal to one hundred and two percent (102%) of the Maximum Drawing Amount of each such Letter of Credit as of such date and according to a Cash Collateral Agreement and such other terms as the Agent shall reasonably require.

         13.5. REPAYMENTS OF LOANS AND DISTRIBUTION OF COLLATERAL PROCEEDS AFTER EVENT OF DEFAULT. In the event that following the occurrence and during the continuance of an Event of Default, the Agent, the Collateral Agent or any Lender, as the case may be, receives any monies (other than Excluded Proceeds), whether pursuant to Section 8.13 or Section 13.4 or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent and the Collateral Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent and the Collateral Agent in connection with the collection of such monies by the Agent and the Collateral Agent, for the exercise, protection or enforcement by the Agent and the Collateral Agent of all or any of the rights, remedies, powers and privileges of the Agent and the Collateral Agent, for the benefit of the Lenders, under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent and the Collateral Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent and the Collateral Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Lenders may determine; provided, however, that distributions in respect of such obligations shall be made (i) pari passu among Obligations with respect to the Agents' fees payable pursuant to Section 5.2 and all other Obligations and (ii) Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to each of the Lenders, the Collateral Agent and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, including, so long as the Debentures are outstanding, obligations to the Trustee for the benefit of the holders of Debentures; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                   14. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lender or the Agent to the Borrowers (but specifically excluding any Excluded Proceeds which may come into the possession of any Lender or the Agent) may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or, as the case may be, constituting Reimbursement Obligations owed to, such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or, as the case may be, constituting Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from either of the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or, as the case may be, constituting Reimbursement Obligations owed to, such Lender, by proceedings against the Borrowers at law or in equity in accordance with the terms of this Credit Agreement, or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by or, as the case may be, Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by or, as the case may be, Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or, as the case may be, Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 15. THE AGENT.

         15.1.  AUTHORIZATION.

                  (a) The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                  (b) The relationship between the Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders.

                  (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent.

         15.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         15.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         15.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the

Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         15.5.  PAYMENTS.

                  15.5.1. PAYMENTS TO AGENT. A payment by the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  15.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  15.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan

         Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 14 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         15.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         15.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Agent and the Collateral Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or the Collateral Agent has not been reimbursed by the Borrowers as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's or the Collateral Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         15.8. AGENT AS LENDER. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent and the Collateral Agent.

         15.9. RESIGNATION; REMOVAL. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation and which, unless an Event of Default shall have occurred and be continuing, shall be reasonably acceptable to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. The Agent may be removed by a vote of the Majority Lenders for cause or in the event that FNBB shall have entered into assignments of its interest under this Credit Agreement resulting in its Commitment being reduced to an amount less than $10,000,000. In the event of any such removal of the Agent pursuant to the foregoing sentence, the provisions of this Section 15.9 shall apply to the appointment of a successor.

         15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof, but it shall have no liability for failure to do so. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

         15.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Majority Lenders and (ii) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                                  16. EXPENSES.

         The Borrowers jointly and severally agree to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Agent and each Lender with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (iv) the reasonable fees, expenses and disbursements of the Agent and the Collateral Agent incurred by the Agent and the Collateral Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, (v) any reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent or the Collateral Agent in establishing, maintaining or handling the FNBB Concentration Accounts and any agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses incurred by the Agent or the Collateral Agent or any Lender in connection with periodic field examinations, monitoring of Collateral and other assets, and otherwise in maintaining and monitoring the transactions contemplated hereby, in each case in accordance with the terms of this Credit Agreement; (vii) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Agent or the Collateral Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Agent or the Collateral Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or the Collateral Agent's relationship with the Borrowers or any of their Subsidiaries and (viii) all reasonable fees, expenses and disbursements of the Agent and the Collateral Agent incurred in connection with

UCC searches or UCC filings. The covenants of this Section 16 shall survive payment or satisfaction of all other Obligations.

                              17. INDEMNIFICATION.

         The Borrowers jointly and severally agree to indemnify and hold harmless the Agent, the Collateral Agent and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of (a) this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby or any actual or proposed use by the Borrowers of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds to the FNBB Concentration Accounts from Corestates Bank, N.A. or any other depository institution satisfactory to the Agent or in connection with the provisional honoring of checks or other items, (c) the Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents, (d) with respect to the Borrowers, the Designated Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), or (e) any sales, use, transfer, documentary and stamp taxes (but excluding any taxes based upon or measured by the income or profits of any Lender, the Collateral Agent or the Agent) and any recording and filing fees paid by the Agent, the Collateral Agent or the Lenders and which arise by reason of the transactions contemplated hereby or by any of the Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that such indemnity shall not apply to the portion, if any, of any such losses, claims, damages, liabilities or related expenses of any Person seeking indemnification that is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Person seeking indemnification; and provided further that such indemnity shall not apply to the portion, if any, of any losses, claims, damages, liabilities or related expenses of any Lender resulting solely and directly from any breach by such Lender of its obligations under this Credit Agreement. In litigation, or the preparation therefor, the Lenders, the Collateral Agent and the Agent shall be entitled to select counsel to act on behalf of the Lenders, the Collateral Agent and the Agent and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel; provided, however, that in the event of any conflict of interest between or among any Lender, the Collateral Agent and the Agent, the Person or Persons with such conflict of interest shall be entitled to select its or their own counsel (which counsel may be the employee of such Person or Persons), and, in addition to the foregoing indemnity, the Borrowers also jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 17 are unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

                         18. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or any of the Designated Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Agent at any time on or after the Closing Date by or on behalf of the Borrowers or any of the Designated Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Designated Subsidiary hereunder.

                        19. ASSIGNMENT AND PARTICIPATION.

         19.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) the Agent shall have given its prior written consent to such assignment, (b)(i) so long as no Default or Event of Default has occurred and is continuing, the Borrowers shall have given their prior written consent to such assignment, which consent will not be unreasonably withheld or delayed, and (ii) during the continuance of any Default or Event of Default, the Borrowers shall have given their prior written consent in the case of any such assignment to an Excluded Assignee, (c) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, (d) each assignment shall be in an amount that is at least equal to $10,000,000, (e) no Lender shall enter into an assignment which would result in such Lender's Commitment being reduced to less than $10,000,000, except that any Lender may assign all of its rights and obligations under this Credit Agreement and reduce its Commitment to $0, and (f) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement. Notwithstanding the foregoing, any assigning Lender shall retain its rights to be indemnified pursuant to Section 17 hereof with respect to claims, actions and suits arising from events or circumstances occurring prior to the date of such assignment.

         19.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         19.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.

         19.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 19.4, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be canceled and returned to the Borrowers.

         19.5. PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $10,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers, (iii) such participants shall not be entitled to the benefits of the yield protection and indemnification provisions contained in Sections 5.3, 5.7, 5.8 and 5.10 hereof, and (iv) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         19.6. CONFIDENTIALITY. Each of the Lenders and the Agent agrees (on behalf of itself and each of its directors, officers, employees and representatives) that it will treat in confidence the information obtained pursuant to this Credit Agreement which is designated by the Borrowers, or either of them, as confidential and will not, without the consent of the Borrowers, disclose such information to any third party other than any employee, director, agent, attorney, accountant or other professional advisor of such Lender or the Agent who has agreed to keep such information confidential. Notwithstanding the foregoing, each of the Borrowers hereby authorizes each of the Agent and the Lenders to disclose information obtained pursuant to this Credit Agreement (a) to the Agent or any other Lender; (b) to other banks or financial institutions who are assignees, participants or potential assignees or participants in the Obligations, so long as each such assignee or participant (or potential assignee or participant) first executes and delivers to the Agent or, as the case may be, such Lender, for the benefit of the Borrowers, a confidentiality agreement substantially in the form of Exhibit G hereto; (c) in response to any request or order of any court or other governmental or regulatory authority having jurisdiction over the Agent or such Lender or as may be otherwise required pursuant to any statute, rule, regulation, judicial process or other requirement of law; (d) to bank examiners, auditors and accountants, or (e) where such information has been publicly disclosed other than in breach of this Credit Agreement.

         19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Lender is an Affiliate of either of the Borrowers, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section
13.1 or Section 13.2, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is either of the Borrowers or an Affiliate of either of the Borrowers, then such transferor Lender shall promptly notify the Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section
13.2 to the extent that such participation is beneficially owned by either of the Borrowers or any Affiliate of either of the Borrowers, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

         19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this Section 19 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         19.9. ASSIGNMENT BY BORROWERS. Neither of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

         19.10. ADDITIONAL COMMITMENT AMOUNTS. (a) Upon request by the Agent, the Borrowers, and the applicable New Lender (as defined below) at any time and from time to time, so long as no Default or Event of Default shall have occurred and be continuing, (i) any Person who would then qualify as an Eligible Assignee hereunder may, prior to the Maturity Date, join this Credit Agreement as an additional Lender (such Person being herein referred to as a "New Lender") and be entitled to all the rights and interests and obligated to perform all of the obligations and duties of a Lender with respect to a specified additional Commitment hereunder and (ii) any existing Lender may increase the amount of its Commitment hereunder (such Person being herein referred to as an "Increasing Lender"), provided that (A) each of the Agent and the Borrowers shall, in its reasonable discretion, have given its prior written consent to the addition of such New Lender as a party to this Credit Agreement or, as the case may be, the increasing of the Commitment of such Increasing Lender, (B) each New Lender or, as the case may be, Increasing Lender, the Agent, and the Borrowers shall have executed and delivered an instrument of adherence in the form of Exhibit H hereto (the "Instrument of Adherence") pursuant to which such New Lender or, as the case may be, Increasing Lender, shall agree to be bound as a Lender by the terms and conditions hereof and the other Loan Documents, and to make Loans to the Borrowers in accordance with this Credit Agreement, and which Instrument of Adherence shall specify the new Commitment of such New Lender or, as the case may be, Increasing Lender, (C) the additional Commitment provided by any New Lender or, as the case may be, Increasing Lender (such additional Commitment, the "Additional Commitment Amount") must be at least $10,000,000 for any New Lender and $5,000,000 for any Increasing Lender, (D) such Additional Commitment Amount, when aggregated with each other Additional Commitment Amount provided by a New Lender or an Increasing Lender pursuant to this Section 19.10, shall not exceed $30,000,000, and (E) such New Lender or Increasing Lender, as the case may be, and the Agent shall have received such opinions of counsel to the Borrowers, such evidence of proper corporate organization, existence, authority, and appropriate corporate proceedings with respect to the Borrowers, and such other certificates, instruments, and documents, as they shall have reasonably requested in connection with such Instrument of Adherence.

         (b) Upon any New Lender's or Increasing Lender's, as the case may be, execution of an Instrument of Adherence and the Borrowers' and the Agent's consent thereto, the Commitment Percentage of each Lender shall be recalculated and the aggregate Total Commitment shall be adjusted appropriately so as to reflect the addition of the Additional Commitment Amount. Promptly thereafter, the Agent shall notify each of the Lenders of the joinder hereunder of such New Lender, or, as the case may be, of the increase of the Commitment of such Increasing Lender, the resulting increase in the Total Commitment and each Lender's new Commitment Percentage, and shall also make appropriate notations in the Register in accordance with Section 19.3 hereof.

         (c) Upon the effective date of any Instrument of Adherence, the New Lender, or, as the case may be, the Increasing Lender shall make all (if any) such payments to the Agent, for delivery to the other Lenders as may be necessary to result in the Loans made by such New Lender, or, as the case may be, Increasing Lender, being equal to such New Lender's, or, as the case may be, Increasing Lender's, Commitment Percentage (as then in effect) of the aggregate principal amount of all Loans outstanding to the Borrowers as of such date. Each of the Borrowers hereby agrees that any New Lender or Increasing Lender so paying any such amount to the other Lenders pursuant to this Section 19.10 shall be entitled to all the rights of a Lender hereunder and such payments to the other Lenders shall constitute Loans held by such New Lender or, as the case may be, Increasing Lender, hereunder and that such New Lender or, as the case may be, Increasing Lender, may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such amounts as fully as if such New Lender or, as the case may be, Increasing Lender, had initially advanced the Borrowers the amount of such payments.

                                20. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to either of the Borrowers, at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Thomas E. Whiddon and Alan
         P. Shor, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice with a copy to John C. Beane, Troutman Sanders, 600 Peachtree Street, N.E., Suite 5200, Atlanta, GA 30308-2216;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Bethann R. Halligan, Managing Director, or such other address for notice as the Agent shall last have furnished in writing to the

         Person giving the notice with a copy to Robert A.J. Barry, Jr., Bingham, Dana & Gould, 150 Federal Street, Boston, MA 02110; and

                  (c) if to any Lender, at such Lender's address set forth on
         Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               21. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  22. HEADINGS.

         The captions in this Credit Agreement and in the table of contents hereto are for convenience of reference only and shall not define or limit the provisions hereof.

                                23. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           24. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

                            25. WAIVER OF JURY TRIAL.

         THE PARTIES HERETO HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWERS
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

                     26. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of each of the Borrowers and the written consent of the Majority Lenders. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 5.11 following the effective date of any waiver by the Majority Lenders of the Default or Event of Default relating thereto and except with respect to any automatic Performance Adjustments), the definition of Maturity Date, all rates of interest (except with respect to any automatic Performance Adjustments), the amount of the Commitments of the Lenders (except as contemplated by Section 2.3 and Section 19.10), and, except with respect to any automatic Performance Adjustments, the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of each of the Borrowers and the written consent of all of the Lenders; the definition of Majority Lenders may not be amended without the written consent of all of the Lenders; this Section 26 may not be amended without the written consent of all of the Lenders; all or a material portion of the Collateral may not be released (except pursuant to Section 6.3) without the written consent of all of the Lenders; and the amount of the Agent's fee or any Letter of Credit Fees payable for the Agent's account and Section 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

                                27. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                       ZALE CORPORATION

                                       By: /s/ MERRILL WERTHEIMER
                                           -------------------------------------
                                           Name:    Merrill Wertheimer
                                           Title:   Executive Vice President -
                                                    Finance and Administration

                                       By: /s/ THOMAS E. WHIDDON
                                           -------------------------------------
                                           Name:    Thomas E. Whiddon
                                           Title:   Senior Vice President
                                                    and Treasurer

                                       ZALE DELAWARE, INC.

                                       By: /s/ MERRILL WERTHEIMER
                                           -------------------------------------
                                           Name:    Merrill Wertheimer
                                           Title:   Executive Vice President -
                                                    Finance and Administration

                                       By: /s/ THOMAS E. WHIDDON
                                           -------------------------------------
                                           Name:    Thomas E. Whiddon
                                           Title:   Senior Vice President
                                                    and Treasurer

                                       THE FIRST NATIONAL BANK
                                       OF BOSTON, individually and as Agent

                                       By: /s/ ELIZABETH A. RATTO
                                           -------------------------------------
                                           Name:    Elizabeth A. Ratto
                                           Title:   Vice President

                                       GENERAL ELECTRIC CAPITAL CORPORATION

                                       By: /s/ TIMOTHY C. HUBAN
                                           -------------------------------------
                                           Name:  Timothy C. Huban
                                           Title: Vice President
                                                  Commercial Finance

                                       SHAWMUT BANK, N.A.

                                       By: /s/ PETER F. SAMSON
                                           -------------------------------------
                                           Name: Peter F. Samson
                                           Title: Assistant Vice President

                                       ABN-AMRO BANK, N.V., NEW YORK BRANCH

                                       By: /s/ JAMES OCCHIOGROSSO
                                           -------------------------------------
                                           Name: James Occhiogrosso
                                           Title: Vice President

                                       By: /s/ ANNA MARTIN
                                           -------------------------------------
                                           Name: Anna Martin
                                           Title: Vice President

                                       CORESTATES BANK, N.A.

                                       By: /s/ RANDALL D. SOUTHERN
                                           -------------------------------------
                                           Name: Randall D. Southern
                                           Title: Vice President

                                       THE NIPPON CREDIT BANK, LTD.

                                       By: /s/ LORI A. RAVIT
                                           -------------------------------------
                                           Name:  Lori A. Ravit
                                           Title:

                                       BANK ONE, TEXAS, N.A.

                                       By: /s/ DENISE PARKS
                                           -------------------------------------
                                           Name:    Denise Parks
                                           Title:   Assistant Vice President